SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

     [X] Preliminary Proxy Statement
     [ ] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                          AMERICAN UNITED GLOBAL, INC.
        -----------------------------------------------------------------
                (Name of Registrant as specified in its charter)

       ------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement), if other than Registrant

Payment of Filing Fee (Check the appropriate box):

     [X]  No fee required

     [_]  $125 per Exchange Act Rules 0-11(c)(l)(ii), 14a-6(I)(l) or
          14a-6(I)(2).

     [_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(I)(3).

     [_] Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

          (1)  Title of each class of securities to which transaction applies:
               __________________________________________________

          (2)  Aggregate number of securities to which transaction applies:
               __________________________________________________

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: ___________

          (4)  Proposed maximum aggregate value of transaction: ___________

          (5)  Total fee paid: __________________________

     [_]  Fee paid previously with preliminary materials.

     [_] Check box if any of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount Previously Paid: ____________________________________

          (2)  Form, Schedule or Registration Statement No.: ______________

          (3)  Filing Party: ______________________________________________

          (4)  Date Filed: ________________________________________________

                          AMERICAN UNITED GLOBAL, INC.
                                   BUILDING 17
                              2489 152ND AVENUE NE
                            REDMOND, WASHINGTON 98052

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 25, 2001

To the Stockholders of AMERICAN UNITED GLOBAL, INC.:

      NOTICE IS HEREBY GIVEN that the Annual Meeting (the "Annual Meeting") of Stockholders of American United Global, Inc. a Delaware corporation (the "Company" or the "Corporation") will be held at the offices of Gersten, Savage & Kaplowitz, LLP, 101 East 52nd Street, New York, New York 10022 on Wednesday, July 25, 2001, at 10:00 a.m. local time for the following purposes:

      I.    To elect six (6)  directors  to hold  office  until the next  Annual
Meeting;

      II. To authorize and ratify the adoption on October 3, 2000 of the Company's 2001 Employee Stock Option Plan (the "2001 Plan"), which contains 7,500,000 shares of Common Stock, $.01 par value (the "Common Stock") available to be issued upon the exercise of options granted under such plan, and which replaces the 2000 Employee Stock Option Plan adopted December 7, 1999 and since cancelled (the "2000 Plan").

      III.  To  authorize  and  ratify  the  sale  of all of the  assets  of the
Company's Manufacturing Business (as defined herein) to subsidiaries of Hutchinson Corporation ("Hutchinson")(such sale, the "Hutchinson Transaction"), effective January 19, 1996;

      IV. To authorize and ratify the issuance of 976,539 shares of the Company's Series B-1 Convertible Preferred Stock (the "Series B-1 Preferred Stock") issued in connection with the acquisition of all the capital stock of ConnectSoft, Inc., a Washington corporation ("Old ConnectSoft"), effective July 31, 1996;

      V. To authorize and ratify the issuance of 400,000 shares of the Company's Series B-2 Convertible Preferred Stock issued in connection with a $10,000,000 private placement completed in January 1997;

      VI. To authorize and ratify an amendment to the Company's Certificate of Incorporation reducing the Company's authorized capital stock from 67,700,000 to 42,700,000 shares, reducing the authorized Common Stock from 65,000,000 to 40,000,000 shares and removing all classifications of the Common Stock;

      VII. To authorize and ratify the selection of PricewaterhouseCoopers as auditors of the Company for the fiscal years ending July 31, 1999 ("Fiscal 1999"), July 31, 2000 ("Fiscal 2000") and July 31, 2001 ("Fiscal 2001");

      VIII. To authorize and ratify an amendment to the Company's Certificate of Incorporation effecting a reverse split of the Common Stock to be effected prior to December 31, 2001, if at all, at the discretion of the Board of Directors, in one of the following ratios: every 15 issued and outstanding shares to be exchanged for one share, every 20 issued and outstanding shares to be exchanged for one share, or every 25 issued and outstanding shares to be exchanged for one share, and;

      IX. To transact such business as may properly come before the meeting or any adjournment or adjournments thereof.

      The Board of Directors has fixed May 31, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will not be closed, but only stockholders of record at the close of business on May 31, 2001 will be entitled to vote at the meeting or any adjournment or adjournments thereof. The approximate mailing date for proxy materials will be May 31, 2001.

                                            By Order of the Board of Directors


                                            Robert M. Rubin
                                            CHAIRMAN OF THE BOARD


      WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, SIGN AND RETURN YOUR PROXY CARD PROMPTLY IN THE ENCLOSED SELF-ADDRESSED STAMPED ENVELOPE PROVIDED FOR YOUR USE.

                          AMERICAN UNITED GLOBAL, INC.
                                   BUILDING 17
                              2489 152ND AVENUE NE
                            REDMOND, WASHINGTON 98052

                   GENERAL INFORMATION CONCERNING SOLICITATION

      This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of American United Global, Inc. (hereinafter referred to as the "Company" or the "Corporation"), for its Annual Meeting of Stockholders (the "Meeting") to be held at 10:00 A.M. on July 25, 2001, or any adjournments thereof, at the offices of Gersten, Savage & Kaplowitz, LLP, 101 East 52nd Street, New York, New York 10022. Shares cannot be voted at the meeting unless their owner is present in person or represented by proxy. Copies of the Notice of Annual Meeting, this Proxy Statement and the accompanying form of proxy shall be mailed to the stockholders of the Company on or about May 31, 2001, accompanied by a copy of the Annual Report of the Company containing audited financial statements as of and for the Fiscal Years ended July 31, 2000 ("Fiscal 2000"), July 31, 1999 ("Fiscal 1999") and July 31, 1998 ("Fiscal 1998") and other information regarding the Company.

      This meeting is the Company's 2000 Annual Meeting. The Company did not hold a 1999 Annual Meeting or 1998 Annual Meeting. The Company held its 1997 Annual Meeting of Stockholders ("1997 Meeting") on February 24,1998. Proposals III, IV and V to be voted upon at this Meeting were previously presented to stockholders for approval at the 1997 Meeting, but none of such proposals received sufficient votes to be approved. Proposal II is substantially similar to a proposal to approve the Company's since- cancelled 1996 Stock Option Plan (the "1996 Plan"), to which the 2001 Plan is substantially similar, and which earlier proposal was presented for approval at the 1997 Meeting but did not receive sufficient votes for approval. Proposals VI, VII and VIII have not previously been submitted to a vote of Stockholders.

      A quorum consisting of a simple majority of outstanding voting shares of the Company as of May 31, 2001, the Record Date, must be present at the Annual Meeting, whether in person or by proxy, for proposals to be voted on and business to be transacted. Approval of Proposals I, II, and VII requires the affirmative vote of a majority of the voting shares that are present, whether in person or by proxy, and voting at the Meeting. Approval of Proposals III, IV, V, VI and VIII requires the affirmative vote of a majority of outstanding voting shares as of the Record Date. The Company has a total of 12,847,147 outstanding voting shares as of May 9, 2001, which shares consist of 12,439,305 shares of Common Stock and 407,842 shares of Series B-1 Preferred Stock. Each share of Series B-1 Preferred Stock is convertible into, and votes as, one share of Common Stock. All voting shares will be voted together and not by class of stock. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting, for purposes of determining the presence or absence of a quorum for the transaction of business. Neither abstentions nor broker non-votes are counted as votes either for or against a proposal.

      There are no corporate actions being submitted hereby for stockholder approval as to which dissenting stockholders will have appraisal rights with respect to their shares.

      If a proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the specifications made, or if no specification is made the shares will be voted to approve each proposal and to elect each nominee for director identified on the proxy. Any stockholder giving a proxy has the power to revoke it at any time before it is voted by filing with the Secretary of the Company a notice in writing revoking it. The mere presence at the Meeting of the person appointing a proxy does not revoke the appointment. In order to revoke a properly executed and returned proxy, the Company must receive a duly executed written revocation of that proxy before it is voted. A proxy received after a vote is taken at the Meeting will not revoke a proxy received prior to the Meeting. A subsequently dated proxy received prior to the vote will revoke a previously dated proxy.

      All expenses in connection with the solicitation of proxies, including the engagement of a proxy solicitation firm and the cost of preparing, handling, printing and mailing the Notice of Annual Meeting, proxies and Proxy Statements will be borne by the Company. The Company has retained D.F. King & Co., Inc. ("DF King"), to provide certain solicitation and advisory services in connection with such solicitation, for which DF King will receive a fee of between approximately $7,500 and $12,500, together with reimbursement for its reasonable out-of-pocket expenses. Directors, officers and regular employees of the Company, who will receive no additional compensation therefor, may solicit proxies by telephone or personal call, the cost of which is expected to be nominal and will be borne by the Company. In addition, the Company will reimburse brokerage houses and other institutions and fiduciaries for their expenses in forwarding proxies and proxy soliciting materials to their principals.

THE DERIVATIVE ACTION

      In May 1998 a purported derivative lawsuit (the "Derivative Action") was brought on behalf of the Company against Robert M. Rubin, the Company's Chief Executive Officer, and the Company's other directors and officers who served between November 1996 and February 1998. The Derivative Action alleged breaches of fiduciary duty and waste of corporate assets. The parties to the Derivative Action entered into a settlement agreement, which was amended on several occasions. Pursuant to the amended settlement agreement, Mr. Rubin paid the Company an aggregate of $2,850,605 in cash and securities. In January 2001, Mr. Rubin and shareholder plaintiff's counsel agreed to a modification of prior valuations and payments in the amount of approximately $92,000. Mr. Rubin has paid such amount in full.

      In connection with the settlement of the Derivative Action, the Company has agreed to (a) appoint two new independent directors to the Board of Directors, pending stockholder approval hereby (see Proposal I), (b) have its chief financial officer report on the Company's financial condition and prospects at each regular board meeting, (c) establish an audit committee of the Board of Directors to be comprised entirely of independent directors, (d) establish a compensation committee to be composed of a majority of independent directors, (e) pass a board resolution regarding the review of unsolicited bona fide offers to acquire at least a controlling stake in the Company, and (f) pass a board resolution regarding "related party" transactions. The Company has acted to implement each of (a), (b), (e), and (f) to the extent possible prior to the Annual Meeting and intends to implement (c) and (d) upon stockholder approval, and the election, of the independent directors, Dr. Seymour Kessler and Mr. Allen Perres.

THE CLASS ACTION

      In June 1998 a stockholder class action (the "Class Action") was filed against the Company's directors alleging breaches of fiduciary duty and loyalty to the Company and its stockholders in connection with a letter of credit guarantee by the Company for ERD Waste Corp. ("ERD") and the delisting of the Company's Common Stock and publicly-traded warrants from NASDAQ in February 1998. During Fiscal 1997 the Company paid $4,400,000 pursuant to its guarantee for ERD, which sought protection from creditors under Chapter 11 of the federal bankruptcy laws on September 30, 1997. Final judicial approval of a settlement was received in August 1999, pursuant to which the Company has paid $2,500,000 (the "Class Payment") to members of the stockholder class.

      The Class Payment was paid in the form of $600,000 in cash (consisting of proceeds from the Company's directors' and officers' liability insurance policy) and $1,900,000 in the form of 777,414 shares of common stock (valued at approximately $2.44 per share) of Western Power & Equipment Corp. ("Western") owned by the Company. These shares were distributed on or about November 1, 2000 and thereupon the Company recognized a loss (accrued at July 31, 2000) of $1,434,000 representing the difference between the book value of the transferred shares and their market value as calculated pursuant to the settlement agreement. The Company presently owns approximately 36.4% of the outstanding Western common stock. In addition, two of the officers and directors of the Company are officers or directors of Western. As a result, the Company will remain able to materially influence the outcome of votes by the directors and shareholders of Western on matters before its board of directors and shareholders even after the Class Payment is made. In addition, Mr. Rubin and Western have contemplated an acquisition by a management group, including Mr. Rubin, C. Dean McLain (the Executive Vice President of the Company and the president of Western) and others, of the assets of Western. At the present time the parties are negotiating an agreement regarding such an acquisition. In connection with the foregoing, please see the Company's pro forma financial statements dated July 31, 2000 and October 31, 2000, which give effect to the Class Payment as of August 1, 2000, and the Company's Quarterly Report on Form 10-Q for the three and six months ended January 31, 2001, as filed with the Securities and Exchange Commission on March 22, 2001, attached hereto as Exhibits A and B, respectively.

                             OWNERSHIP OF SECURITIES

      Only stockholders of record holding voting shares at the close of business on the Record Date of May 31, 2001, the date fixed by the Board of Directors in accordance with the Company's by-laws, are entitled to vote at the Meeting. As of May 9, 2001, there were issued and outstanding a total of 12,847,147 voting shares of the Company, consisting of 12,439,305 shares of Common Stock and 407,842 shares of Series B-1 Preferred Stock. Each share of the Series B-1 Preferred Stock is convertible into, and shall vote as, one share of Common Stock. The Series B-1 Preferred Stock and Common Stock vote together as a class and all shares thereof have one vote.

      Each outstanding voting share is entitled to one vote on all matters properly coming before the Meeting. A total of one-half of the outstanding voting shares, plus one (or approximately 6,423,574 shares, based upon the number of outstanding voting shares as of May 9, 2001) as of the Record Date must be present, in person or by proxy, to establish a quorum for the meeting.

      The following table sets forth certain information as of May 9, 2001 with respect to each beneficial owner of five percent (5%) or more of the outstanding voting shares of the Company, each officer and director of the Company and all officers and directors as a group.

NAME AND ADDRESS OF                                                             NUMBER OF VOTING SHARES               PERCENTAGE OF
-------------------                                                             -----------------------               -------------
BENEFICIAL OWNER                                              OFFICES            BENEFICIALLY OWNED (1)           VOTING SHARES (1)
----------------                                              -------            ----------------------           -----------------
Robert M. Rubin                                    CEO, President and
                                                Chairman of the Board                   842,000 (2) (6)                        6.2%
C. Dean McLain                             Director, Executive VP and
4601 N.E. 77th Avenue                      President of Western Power
Suite 200                                         and Equipment Corp.
Vancouver, WA 98662                                                                         300,000 (3)                        2.3%

Howard Katz                                                  Director                       350,000 (4)                        2.7%

David M. Barnes                              Chief Financial Officer,
                                            Vice President of Finance
                                                         and Director                       300,000 (5)                        2.3%
Rubin Family Irrevocable
Stock Trust
25 Highland Blvd.
Dix Hills, N.Y. 11746                                                                     1,245,798 (6)                       10.0%

Jeffrey Berman                                                                              825,000 (7)                        6.1%

All Directors and Officers as
a Group (4 persons) (8)                                                                       1,792,000                       12.2%

* Unless otherwise indicated, the address of each such beneficial owner is Building 17, 2489 152nd Avenue, N.E., Redmond, Washington 98052.

(1) Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of Common Stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table.

(2) Includes (a) 2,000 shares of Common Stock, and (b) incentive stock options issued to Mr. Rubin under the 2001 Plan on October 3, 2000 to acquire 840,000 shares for five years after issuance at an exercise price of $0.275 per share, or approximately 110% of the fair market value of the Common Stock on October 3, 2000. All of the outstanding options are incentive stock options and are presently exercisable. Excludes options issued to Mr. Rubin under the 2000 Plan to purchase 840,000 shares at an exercise price of $0.21 share, options under the 1996 Plan to purchase an aggregate of 383,450 shares of Common Stock at exercise prices between $3.78125 and $5.125 per share, and options under the Company's 1991 Stock Option Plan (the "1991 Plan") to purchase 80,000 shares of Common Stock at an exercise price of $3.125 per share and 126,550 shares at an exercise price of $5.125 per share, all of which options have since been cancelled.

(3) Includes incentive stock options to acquire 300,000 shares of Common Stock granted to Mr. McLain under the 2001 Plan on October 3, 2000 for five years after issuance at an exercise price of $0.275 per share, or approximately 110% of the closing sale price of the Common Stock on such date. Excludes (a) options under the 1991 Plan to purchase 36,000 shares of Common Stock at $3.125 per share, 45,000 shares of Common Stock at $4.875 per share, and 12,500 shares of Common Stock at $3.875 per share, and (b) non-qualified options to acquire 150,000 shares of Common Stock granted under the 1996 Plan on April 25,1996 at an exercise price of $3.78125 per share, and (c) incentive stock options under the 2000 Plan to purchase 300,000 shares at $0.21 per share, all of which options have since been cancelled. Mr. McLain's continuing employment by the Company is governed by the terms of his employment agreement.

(4) Includes incentive stock options granted to Mr. Katz under the 2001 Plan on October 3, 2000 to purchase 350,000 shares of Common Stock for five years after issuance at an exercise price of $0.275 per share, or approximately 110% of the closing sale price of the Common Stock on such date. Excludes options under the 2000 Plan to purchase 350,000 shares at $0.21 per share, and options granted under the 1996 Plan to purchase 100,000 shares at an exercise price of $5.125 per share, 100,000 shares at an exercise price of $4.375 per share and 150,000 shares granted at an exercise price of $3.78125, all of which have since been cancelled.

(5) Includes incentive stock options granted to Mr. Barnes under the 2001 Plan on October 3, 2000 to purchase 300,000 shares of Common Stock for five years after issuance at an exercise price of $0.275 per share, or approximately 110% of the closing sale price of the Common Stock on such date. Excludes options under the 2000 Plan to purchase 300,000 shares at $0.21 per share, and options under the 1996 Plan to purchase 50,000 shares at an exercise price of $4.375 per share, 100,000 shares at an exercise price of $5.25 per share and 50,000 shares at an exercise price of $5.125 per share, all of which have since been cancelled.

(6) Robert M. Rubin, a grantor of the Rubin Family Irrevocable Stock Trust (the "Trust"), does not have any voting power over, and disclaims beneficial ownership of, the shares of Common Stock held by the Trust.

(7) Includes a warrant to purchase up to 825,000 shares of Common Stock issued to Mr. Berman pursuant to the Share Purchase Agreement between the Company and Intertech Capital, Inc dated March 19, 2001. The warrant was issued in consideration for the cancellation of all options granted to Mr. Berman under the 2001 Plan on October 3, 2000. The warrant is immediately exercisable for five years at $0.275 per share.

(8) Excludes Dr. Kessler and Mr. Perres, who are nominees for Director.

                                   MANAGEMENT

    DIRECTORS, NOMINEES FOR DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

      The following table sets forth information with respect to directors, nominees for directors, executive officers and key employees of the Company as of May 9, 2001. There are no pending legal proceedings to which any director, nominee for director or executive officer of the Company is a party adverse to the Company.


       Name            Age   Position
Robert M. Rubin         60   Chairman of the Board of Directors, President and
                             Chief Executive Officer

C. Dean McLain          45   Director and Executive Vice President and Chief
                             Executive Officer of Western

David M. Barnes         58   Vice President of Finance, Chief Financial Officer
                             and Director

Howard Katz             58   Director

Seymour Kessler         68   Nominee for Director (1)

Allen Perres            48   Nominee for Director (1)

(1) Nominee for election as a director at the Company's 2000 Annual Meeting.

      ROBERT M. RUBIN. Mr. Rubin has served as the Chairman of the Board of Directors of the Company since May 1991, and was its Chief Executive Officer from May 1991 to January 1, 1994. Between October 1990 and January 1, 1994, Mr. Rubin served as the Chairman of the Board and Chief Executive Officer of the Company and its subsidiaries; from January 1, 1994 to January 19, 1996, he served only as Chairman of the Board of the Company and its subsidiaries. From January 19, 1996 to the present, Mr. Rubin has served as Chairman of the Board, President and Chief Executive Officer of the Company. Mr. Rubin was the founder, President, Chief Executive Officer and a Director of Superior Care, Inc. ("SCI") from its inception in 1976 until May 1986. Mr. Rubin continued as a director of SCI (now known as Olsten Corporation ("Olsten") until the latter part of 1987. Olsten, a New York Stock Exchange listed Company, is engaged in providing home care and institutional staffing services and health care management services. Mr. Rubin was Chairman of the Board and Chief Executive Officer and is a stockholder of ERD Waste Technology, Inc., a diversified waste management public Company specializing in the management and disposal of municipal solid waste, industrial and commercial non-hazardous waste and hazardous waste. In September 1997, ERD filed for protection under the provisions of Chapter 11 of the federal bankruptcy act. Mr. Rubin is also the Chairman of the Board and a Director of Western. The Company owns approximately 36.4% of the outstanding common stock of Western. Mr. Rubin is also a director of Med-Emerg, Inc., a publicly-held
Canadian management Company for hospital emergency rooms and out-patient facilities. Mr. Rubin was also a director of StyleSite Marketing, Inc., which liquidated its assets for the benefit of secured creditors in January 2000. Mr. Rubin devotes approximately 35 hours per week to the business of the Company.

      C. DEAN MCLAIN. Mr. McLain has served as an Executive Vice President of the Company since March 1, 1993, as a director of the Company since March 7, 1994 and President of Western since June 1, 1993. From 1989 to 1993, Mr. McLain served as Manager of Privatization of Case Corporation. From 1985 to 1989, Mr. McLain served as General Manager of Lake State Equipment, a distributor of John Deere construction equipment. Mr. McLain holds a B.S. degree in Business and Economics, and a Master's of Business Administration from West Texas State University. Mr. McLain devotes his full professional time to Western and included in such time is time spent on the Company's business.

      DAVID M. BARNES. Mr. Barnes has served as the Chief Financial Officer of the Company since May 15, 1996, and has been a director since November 8, 1996. Mr. Barnes is presently the Chief Financial Officer of EGOMagazine.com, Inc., a privately-held Internet and diversified media Company based in Beverly Hills, CA, and a member of the Advisory Board of Interactive Imagination, Inc., a privately-held video game developer based in Seattle, WA. Mr. Barnes devotes a majority of his professional time to the business of the Company.

      HOWARD KATZ. Mr. Katz was Executive Vice President of the Company from April 15, 1996 through July 31, 1998 and has been a director since April 15, 1996. Since August 1998 to the present Mr. Katz has been the Chief Executive Officer of Imagine Networks, LLC., which engages in advanced technology and software development. From December 1995 through April 15, 1996, Mr. Katz was a consultant for, and from January 1994 through December 1995 he held various executive positions, including Chief Financial Officer from December 1994 through December 1995, with National Fiber Network (a fiber optics telecommunications Company).

      SEYMOUR KESSLER. Dr. Kessler is a nominee for Director of the Company. From January 1999 to the present Dr. Kessler has been co-Managing Director of RKP Capital Partners, a holding Company for publicly and privately-held companies. Between 1996 and the present Dr. Kessler has been an active investor in various publicly and privately-held companies. From 1992 through 1996 Dr. Kessler was a founder, Chief Executive Officer and a director of Princeton Dental Management Corporation. Between 1982 and 1997 Dr. Kessler served on the Board of Trustees of University of Health Science Center, in Des Moines, IA. Dr. Kessler also has been a director of four nationally-chartered banks, including serving as Vice Chairman of the Board of Directors of Peterson Bank. Dr. Kessler is a former podiatric surgeon who since 1975 has held majority and minority interests and actively served in over 85 partnerships, privately-held and publicly-owned companies and institutions.

      ALLEN PERRES. Mr. Perres is a nominee for Director of the Company. From January 1999 to the present Mr. Perres has been co-Managing Director of RKP Capital Partners, a holding Company for publicly and privately-held companies. Mr. Perres is a partner in RB Partners, Inc., an investment banking firm for homebuilders, and has served in such capacity from 1994 to the present. Mr. Perres co-founded and managed that firm's commercial and residential mortgage unit, First Dearborn Mortgage Company, Inc., during such period.

                             EXECUTIVE COMPENSATION

      The following table sets forth the amount of all compensation paid by the Company for services rendered during each of Fiscal 2000, Fiscal 1999 and Fiscal 1998 to each of the Company's most highly compensated executive officers and key employees whose total compensation exceeded $100,000, and to all executive officers and key employees of the Company as a group.

                      ANNUAL COMPENSATION                                           LONG-TERM COMPENSATION AWARDS
--------------------------------------------------------------      ---------------------------------------------------------
Name and              Fiscal    Salary      Bonus      Other        Restricted     Securities       LTIP         All Other
Principal             Year      ($)         ($)        Annual       Stock          Underlying       Payouts      Compensation
Position                                               Compen-      Award(s)       Options
                                                       sation
Robert M. Rubin           2000    400,000    -0-         -0-            -0-            -0-            -0-            -0-
(1), Chairman             1999    375,000    -0-         -0-            -0-            -0-            -0-            -0-
President and CEO         1998    350,000    -0-         -0-            -0-            -0-            -0-            -0-


David M. Barnes,          2000    140,000    -0-         -0-            -0-            -0-            -0-            -0-
Chief Financial Officer,  1999    125,000    -0-        2,000           -0-            -0-            -0-            -0-
Vice President of         1998    156,000    -0-         -0-            -0-            -0-            -0-            -0-
Finance and Director

C. Dean McLain (2)        2000    300,000    -0-         -0-            -0-            -0-            -0-            -0-
Executive Vice President  1999    290,000    -0-         -0-            -0-            -0-            -0-            -0-
and Director              1998    280,000   68,935       -0-            -0-            -0-            -0-            -0-
President of Western

(1) Includes $150,000 paid under Mr. Rubin's Consulting Agreement with Western during Fiscal 1999 and Fiscal 2000 and $150,000 paid under Mr. Rubin's now-expired employment agreement with Western during Fiscal 1998.

(2) All compensation paid by Western.

                               STOCK OPTION PLANS

OPTION GRANTS IN FISCAL 2001

      The Company has granted a total of 3,110,000 options under the 2001 Plan during Fiscal 2001. This amount excludes 5,400,000 options issued as of various dates during Fiscal 2000, all of which options were cancelled on October 3, 2000, and 2,800,000 options issued on October 3, 2000 to certain individuals, as described below, which also have been cancelled. The 2001 Plan was adopted on October 3, 2000 and also as of such date the 2000 Plan was cancelled. As of the date of this proxy statement, all 3,110,000 options presently outstanding were granted under the 2001 Plan.

      The Company on October 3, 2000 granted 500,000 non-qualified stock options to Michael Sweeney, 250,000 non-qualified stock options to each of Seymour Kessler and Allen Perres (each a nominee for Director), 250,000 non-qualified stock options to Stephen Byers and 100,000 non-qualified stock options to Michael Metter, all in consideration for services rendered and to be rendered by such persons who have agreed to be engaged as consultants to the Company, and 300,000 non-qualified stock options to Gersten, Savage & Kaplowitz, LLP ("GSK"), and 50,000 non-qualified stock options to Bert Gusrae in consideration of corporate finance consulting services, and 250,000 non-qualified stock options to Stephen Berger in consideration for legal services. The options granted to GSK and Mr. Gusrae vested fully upon their grant and the options granted to Messrs. Kessler, Perres and Berger vest in twenty percent (20%) increments at granting and each of the four years thereafter. 400,000 of the options granted to Mr. Sweeney and all of the options granted to Mr. Byers have been cancelled by the Company.

      The Company also issued 1,650,000 incentive stock options to Jeffrey Berman, which options vested one-half at granting and the remaining one-half on May 27, 2001, and 500,000 incentive stock options to Eric Staffin which vested one-third at granting and at each of the two years thereafter. On March 19, 2001, all of the options granted to Mr. Berman and Mr. Staffin were cancelled in connection with the Intertech Transaction, and Mr. Berman and Mr. Staffin were issued warrants to purchase 825,000 and 166,667 shares of Common Stock, respectively. Such number of shares represented the number of vested and exercisable options held by each Mr. Berman and Mr. Staffin on such date.

      The Company also issued a total of 1,790,000 incentive stock options, vesting immediately upon granting, to Messrs. Rubin (840,000) Katz (350,000), McLain (300,000) and Barnes (300,000) to replace an equal number of options under the 2000 Plan that were cancelled, and such options are exercisable for five years after issuance for $0.275 per share (110% of the fair market value on the date of the grant).

OPTION GRANTS IN FISCAL 2000

      As of December 7, 1999 the Company cancelled all outstanding options issued under the 1996 Stock Option Plan ("1996 Plan") and 1991 Stock Option Plan ("1991 Plan"), adopted the 2000 Plan and issued new incentive stock options under the 2000 Plan for an identical number of shares of Common Stock as was issuable upon exercise of all such cancelled options under the 1991 Plan and 1996 Plan. These options were exercisable for five years after the date of issuance at an exercise price of $0.21 per share, or approximately 110% of the closing sale price of the Company's Common Stock on December 7, 1999. The 2000 Plan was cancelled on October 3, 2000.

      The following table provides information concerning the exercise of stock options during the last completed fiscal year by each executive officer named in the Summary Compensation Table, and the fiscal year-end value (as of July 31, 2000) of unexercised options held by each such person. None of these options has been exercised as of May 9, 2001.

                          AGGREGATED OPTIONS EXERCISED
       IN LAST FISCAL YEAR (FISCAL 2000) AND FISCAL YEAR-END OPTION VALUES

Name             Shares         Value       Number of
                                            Un-Exercised    Value of Unexercised
                 Acquired On    Realized    Options/SARs    In-the-Money
                 Acquired On    Realized    at FY-End       Options/SARs At
                 Exercise                   Exercisable     FY-End Exercisable
Robert Rubin        -0-            -0-        840,000          $ 243,600 (1)

David Barnes        -0-            -0-        300,000          $ 87,000 (1)

C. Dean McLain      -0-            -0-        300,000          $ 87,000 (1)

-------------
(1) Represents the sum produced by multiplying number of unexercised options by the premium of the Company's Common Stock (as measured using the closing bid price on July 31, 2000 on the OTC Bulletin Board which was $0.50 per share) over the exercise price of the options.

OPTION GRANTS IN FISCAL 1999

      No options were issued in Fiscal 1999.

THE 2001 STOCK OPTION PLAN

      The 2001 Plan was adopted on October 3, 2000 and as of such date 5,910,000 options were granted and on such date all previously issued and outstanding options granted under the 1996 Plan were cancelled. 2,800,000 of the options granted on October 3, 2000 were subsequently cancelled by the Company. Please see the discussion under "Option Grants in Fiscal 2001" above.

      Previously, the Company's Board of Directors cancelled as of December 7, 1999 all options outstanding under the Company's 1996 Stock Option Plan, adopted on April 25, 1996 and amended as of July 30, 1996, the 3,110,000 options currently outstanding under the 2001 Plan replaced options for an identical number of shares of Common Stock as were issuable upon exercise of the cancelled options.

         As of May 9, 2001, the directors, executive officers and nominees for election to the Board of Directors listed below hold outstanding options to acquire shares of Common Stock granted under the 2001 Plan, as follows:


RECIPIENT            DATE OF GRANT     NUMBER OF OPTIONS     EXERCISE PRICE (1)
---------            -------------     -----------------     ------------------

Robert M. Rubin     October 3, 2000      840,000 (2)(3)           $0.275
C. Dean McLain      October 3, 2000      300,000 (2)(3)           $0.275
Howard Katz         October 3, 2000      350,000 (2)(3)           $0.275
David M. Barnes     October 3, 2000      300,000 (2)(3)           $0.275
Seymour Kessler     October 3, 2000      250,000 (4)(5)           $0.275
Allen Perres        October 3, 2000      250,000 (4)(5)           $0.275

(1) The exercise prices of all options equal 110% of the closing price of the Common Stock as reported on the OTC Bulletin Board on the date of grant.

(2)   These options are presently fully exercisable.

(3)   These are incentive stock options.

(4)   These are non-qualified stock options.

(5) These options will vest only upon the recipient's election to the Board of Directors.

COMPARISON OF THE CUMULATIVE  TOTAL RETURN AMONG THE COMPANY'S COMMON STOCK, THE
NASDAQ  MARKET  INDEX  AND  A  PEER  GROUP   CONSISTING  OF  THE  S&P  MACHINERY
(DIVERSIFIED) INDEX, SINCE JULY 31, 1995

      The Company presently engages in only one operating business, which it does through its subsidiary, Western. The peer group used for purposes of this comparison is the S&P Machinery (Diversified) Index, whose businesses are believed to be comparable to that of Western. The companies comprising such index are: Caterpillar Inc., Deere & Co., Dover Corporation, Ingersoll Rand Corporation, and Timken Corporation. This comparison covers the total return (assuming an investment of $100 in each of the following) among the Company's Common Stock, an index representing the NASDAQ Stock Market and the S&P Machinery (Diversified) Index over a five-year period beginning July 31, 1995 and ending July 31, 2000 and assumes the reinvestment of dividends.


                                                                S&P MACHINERY
DATE          COMPANY COMMON STOCK    NASDAQ MARKET INDEX    (DIVERSIFIED) INDEX

7/31/95              $100.00                 $100.00               $100.00
7/31/96              $126.92                 $108.96               $101.93
7/31/97              $121.79                 $160.76               $165.57
7/31/98              $ 14.10                 $189.19               $136.90
7/31/99              $  6.36                 $270.39               $160.38
7/31/00              $ 15.38                 $385.04               $127.44

EMPLOYMENT, INCENTIVE COMPENSATION AND TERMINATION AGREEMENTS

      ROBERT M. RUBIN. Mr. Rubin is employed by the Company as the Chairman of the Board of Directors of the Company. Mr. Rubin is so employed pursuant to an amended and restated employment agreement, dated as of June 3, 1998 and as most recently amended as of December 7, 1999 (the "Restated Agreement") for a term expiring December 7, 2004. The Restated Agreement provides for a minimum base salary payable to Mr. Rubin of $225,000, incentive bonuses consisting of 10% of the sale price in excess of the Company's basis, up to a maximum aggregate bonus of $3,000,000, to be paid to Mr. Rubin contingent upon the Company's ability to dispose of its holdings of the common stock of either eGlobe, Inc. or Western and receive net aggregate proceeds in excess of $3,000,000 from the sale of the shares of either eGlobe or Western shares, and 250,000 incentive stock options. In addition, Mr. Rubin, Mr. McLain and Western have contemplated Mr. Rubin's and Mr. McLain's acquisition of certain of the assets of Western, but there is no agreement with regards to such acquisition.

      Mr. Rubin is also engaged by Western, the Company's 36.4%-owned subsidiary, pursuant to a two- year Consulting Agreement, effective August 1, 1998 and extended for seven years from August 1, 2000 under which starting in Fiscal 2001 he is paid $200,000 annually plus reimbursement for his business expenses.

      C. DEAN MCLAIN. C. Dean McLain serves as the President and Chief Executive Officer of Western pursuant to a ten-year employment agreement expiring July 31, 2005. This employment agreement superseded Mr. McLain's earlier employment agreement with the Company, which is further described below and which was terminated upon the execution of his employment agreement with Western. Pursuant to such agreement, Mr. McLain received an annual base salary, payable monthly, of $250,000 through the end of Fiscal 1996, $265,000 per annum in Fiscal 1997, $280,000 per annum in Fiscal 1998, $290,000 per annum in Fiscal 1999 and $300,000 per annum in Fiscal 2000. For each of the fiscal years ending 2001, 2002, 2003, 2004 and 2005, Mr. McLain's base salary shall be determined by the Compensation Committee of Western and ratified by the full Board of Directors of Western. In each of the five fiscal years from 2001 through 2005, such base salary shall not be less than the annual base salary in effect in the immediately preceding fiscal year plus a cost of living adjustment. In addition, Mr. McLain has been entitled to receive bonus payments in each of the fiscal years from Fiscal 1996 through and including Fiscal 2000, inclusive, equal to five percent (5%) of such fiscal year consolidated pre-tax income of Western in excess of $1,750,000 in each such fiscal year (the "Incentive Bonus"); provided, that the maximum amount of the Incentive Bonus payable by Western to Mr. McLain shall not exceed $150,000 in any such fiscal year, without regard to the amount by which Western's consolidated pre-tax income shall exceed $1,750,000 in each of such fiscal years. For each of the fiscal years ending 2001 through 2005, Mr. McLain's incentive bonus shall be determined by the Compensation Committee of Western's Board of Directors and ratified by Western's full Board of Directors. The maximum annual incentive bonus which Mr. McLain shall be entitled to receive under his Employment Agreement shall not be less than $150,000. As used in Mr. McLain's Employment Agreement, the term "consolidated pre-tax income" is defined as consolidated net income of Western and any subsidiaries of Western subsequently created or acquired, before the Incentive Bonus, income taxes and gains or losses from disposition or purchases of assets or other extraordinary items. Mr. McLain was also granted 300,000 incentive stock options on October 3, 2000 under the 2001 Plan, which options are immediately exercisable for five years at $0.275 per share. In addition, Mr. Rubin, Mr. McLain and Western have contemplated Mr. Rubin's and Mr. McLain's acquisition of certain of the assets of Western, but there is no agreement with regards to such acquisition.

      HOWARD KATZ. Howard Katz is a director of the Company. Mr. Katz is presently receiving severance payments of approximately $78,000 annually, under a severance agreement which provides for payments over a three-year period ending July 31, 2001. Mr. Katz received $78,000 in Fiscal 2000 and $91,738 in salary severance and other compensation during Fiscal 1999. Prior to July 31, 1998, Mr. Katz served as the Company's Executive Vice President since April 15, 1996 and received an annual base salary of $185,000 for Fiscal 1998. In addition, on October 3, 2000 Mr. Katz received 350,000 stock options under the 2001 Plan, which are immediately exercisable for five years at $0.275 per share.

      DAVID M. BARNES. David M. Barnes is a director and Chief Financial Officer of the Company. In Fiscal 2000 Mr. Barnes received total compensation of $140,000. In Fiscal 1999 Mr. Barnes received a base salary of $125,000 and certain executive benefits which brought his total Fiscal 1999 compensation to $127,000. In Fiscal 2001 Mr. Barnes will continue in these capacities with a base salary of $150,000 plus certain executive benefits. Between May 15, 1996 and July 31, 1998 Mr. Barnes received an annual salary of $150,000. In addition on October 3, 2000 Mr. Barnes received 300,000 incentive stock options under the 2001 Plan, which options are immediately exercisable for five years at $0.275 per share.

      COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      During Fiscal 1998 and Fiscal 1999 the Board of Directors' Compensation Committee (the "Compensation Committee") did not meet. During this time the Company's Board of Directors decided all compensation matters relating to the Company's executive officers. During Fiscal 2000, the Compensation Committee met once, in June 2000, to discuss, ratify and approve Mr. Rubin's employment agreement, and discuss other matters.

      Mr. Rubin's annual compensation, identified in the Summary Compensation Table, was determined by his employment agreements with the Company, which were approved by the Board of Directors. Mr. Rubin's employment agreement was amended in December 1999 and is now for a five year term expiring December 7, 2004. For information concerning Mr. Rubin's Restated Agreement, see "Employment, Incentive Compensation and Termination Agreements." Mr. Rubin also entered into a consulting agreement with Western. Mr. McLain's annual compensation was set by his amended employment agreement with Western. See "Employment, Incentive Compensation and Termination Agreements."

      No director of the Company is paid to attend Board meetings, although they are reimbursed for their actual expenses. During the first nine months of Fiscal 2000 the Company has held two meetings of the Board of Directors at which all directors were present telephonically. During Fiscal 1999 there were no meetings of the Board of Directors and actions of the Board were taken pursuant to resolutions approved by the unanimous written consent of the directors (not counting abstentions). While Mr. Rubin serves on the Compensation Committees of the Boards of Directors of other publicly held corporations, no executive officers or directors of such companies serve on the Company's Compensation Committee. The Compensation Committee reviews the compensation for all employees and the granting of options under all of the Company's employee stock option plans that may exist and be in effect from time to time, and presently consists of Messrs. McLain and Katz. Subsequent to the Annual Meeting, and assuming the approval of election of Messrs. Kessler and Perres to the Board of Directors (see Proposal I), the Compensation Committee will be comprised of a majority of independent directors.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Board of Directors has been largely responsible for the Company's executive compensation policy as the Compensation Committee did not meet during Fiscal 1999 and only met once during Fiscal 2000. The Board believes that offering its senior executive officers employment agreements is the best way to attract and retain highly capable employees on a basis that will encourage them to perform at increasing levels of effectiveness and to use their best efforts to promote the growth and profitability of the Company and its subsidiaries. The Board believes this enabled it to concentrate on negotiating particular employment contracts rather than establishing more general compensation policies for all management and other personnel. The Company believes that its compensation levels as to all of its employees were comparable to industry standards. Currently, Mr. Rubin is the Company's only senior executive officer employed under a contract approved by the full Board of Directors. See "Executive Compensation-Employment, Incentive Compensation and Termination Agreements."

      In setting levels of compensation under such employment contracts and in approving management's compensation of all other Company employees, the Board of Directors evaluates the Company's overall profitability, the contribution of particular individuals to the Company's performance and industry compensation standards. A significant percentage of the compensation paid to each of Messrs. Rubin and McLain under their respective employment agreements is tied to the Company's achievement of prescribed levels of pre-tax income of the Company as a whole or of the subsidiary for which each such executive is responsible. See "Employment, Incentive Compensation and Termination Agreements," above.

TRANSACTIONS WITH ERD WASTE CORP.

      The Company incurred a loss of approximately $5,000,000 as a result of certain transactions it entered into with ERD Waste Corp. ("ERD") in Fiscal 1997. On September 30, 1997, ERD filed for reorganization under Chapter 11 of the federal bankruptcy laws. The Company has recorded a $5,000,000 net loss in connection with these transactions, which included making available for ERD's benefit a $4,400,000 letter of credit and making an additional $500,000 loan, for Fiscal 1997. See also "The Class Action."

TRANSACTIONS WITH OTHER AFFILIATES

      During Fiscal 1999 and Fiscal 2000 the Company provided financing to IDF, a minority-owned subsidiary. As of June 18, 1999, the Company had provided IDF with $992,000. These funds were used for working capital, the payment of certain delinquent taxes and other liabilities of Hayden/Wegman, Inc., an IDF subsidiary ("Hayden\Wegman"), and costs related to the discontinuation of operations of the TechStar subsidiary. The Company took a full reserve against the $992,000 and $364,000 in advances to IDF in fiscal 1999 and 2000 respectively due to IDF's significant decrease in revenue and its inability to obtain further financing. In September 2000, IDF discontinued the operations of Hayden / Wegman.

      Lawrence Kaplan, a former director of the Company, was a member of the Board of Directors of IDF and directly and through affiliates owns an aggregate of 497,859 shares of IDF common stock. In addition, GV Capital, Inc., an affiliate of Mr. Kaplan, has acted as placement agent in connection with the IDF private placement and received additional compensation for such services, in the form of commission of 7.5%, a 2.5% non-accountable expense allowance and 180,000 shares of IDF common stock for nominal consideration.

      Mr. Rubin was a director of IDF until August 1999 and owned 874,659 shares of IDF common stock, representing approximately 9.0% of the then outstanding IDF common stock after giving effect to the IDF Merger, and including Mr. Rubin's conversion of an $800,000 loan previously made to IDF into preferred stock convertible into an additional 400,000 shares of IDF common stock, prior to his transfer of such shares to the Rubin Family Irrevocable Stock Trust. Subsequent the IDF Merger, Mr. Rubin has served as Chairman of the Board of Directors of IDF until August 1999 and received a three year employment agreement from IDF at an annual salary of $75,000. However, Mr. Rubin has not received payments thereunder since IDF's fiscal year ended July 31, 1998.

INTERTECH TRANSACTION

      On March 19, 2001, pursuant to a share purchase agreement (the "Intertech Agreement") by and among the Company, Intertech Capital, Inc. ("Intertech"), Jeffrey M. Berman ("Berman"), Eric Staffin ("Staffin") and Peter Gregory Saridakis ("Saridakas") (Berman, Staffin and Saridakas are collectively referred to as the "Purchasers"), the Company sold an aggregate of 500,000 shares of common stock of Intertech, par value $.0001 per share (the "Intertech Shares") to the Purchasers, which Intertech Shares constituted all of the issued and outstanding capital stock of Intertech. In connection therewith, the Company issued to: (i) Berman 825,000 warrants to purchase shares of the Company's common stock (the "Warrants"); (ii) Staffin 166,667 Warrants; and (iii) Saridakis 83,333 Warrants, all which are immediately vested, expire on March 19, 2006, and are exercisable at $0.275 per share. In consideration for the Intertech Shares and the Warrants, each of the Purchasers terminated their respective employment agreements with the Company, released the Company from any obligations with respect to the employment agreements, including past due and accrued salaries, and terminated and waived all right to any stock options granted by the Company. In addition, Berman and Staffin resigned as officers and/or directors of the Company.

      Simultaneous with the closing of the transaction contemplated by the Intertech Agreement, the Company purchased approximately 5.4% of Intertech's issued and outstanding capital stock in consideration for the transfer of 79,895 shares of common stock of New Media Technology, Inc. owned by the Company.

RECENT DEVELOPMENTS REGARDING WESTERN

      On January 31, 2001, Western and eMobile, Inc. (eMobile) agreed to amend the Termination Agreement related to their previously announced merger agreement. In accordance with the amended termination agreement, Western has receive 2.8 million (2,800,000) shares of eMobile's common stock.

      On January 29, 2001, Western announced that it had signed a non-binding Letter of Intent to acquire SupplyPoint, Inc., based in San Jose, California for 650,000 shares of common stock and 2,235,000 shares of preferred stock, which are convertible upon shareholder approval of the transaction into 22,350,000 shares of common stock. The acquisition is subject to a fairness opinion, negotiation and execution of definitive acquisition documentation, and other customary conditions. For additional information regarding Western, please see Western's Annual Report on Form 10-K405 and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission on October 30, 2000, December 15, 2000, and March 22, 2001, respectively, which are incorporated herein by reference.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT.

      To the knowledge of the Company, with the exception of Messrs. Rubin, McLain, Barnes and Katz who did not timely file a Form 4 reflecting the cancellation of their options under the 1996 Plan and granting of their new options under the 2000 Plan, (and all of which options were subsequently cancelled on October 3, 2000) and Mr. Berman who did not timely file a Form 3 upon his election to the Board, no officers, directors, beneficial owner of more than 1 percent of any class of equity securities of the Company registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any other person subject to Section 16 of the Exchange Act with respect to the Company, failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during Fiscal 2000.

ACTIONS TO BE TAKEN UNDER THE PROXY

      Unless otherwise directed by the grantor of the proxy, the persons acting under the accompanying proxy will vote the shares represented thereby: (a) for the election of the persons named in the next succeeding table as nominees to the Board of Directors of the Company; (b) to authorize and ratify the adoption of the Company's 2001 Plan; (c) to ratify the Hutchinson Transaction; (d) to authorize and ratify the issuance of 976,539 shares of the Company's Series B-1 Convertible Preferred Stock in connection with the Old ConnectSoft acquisition;
(e) to authorize and ratify the issuance of 400,000 shares of the Company's Series B-2 Convertible Preferred Stock; (f) to authorize and ratify an amendment to the Company's Certificate of Incorporation reducing the Company's authorized capital stock from 67,700,000 to 42,700,000 shares, and reducing the authorized Common Stock from 65,000,000 to 40,000,000 shares, and removing any classifications in the Common Stock; (g) to authorize and ratify the appointment of PricewaterhouseCoopers as the Company's auditors for Fiscal 1999, Fiscal 2000 and Fiscal 2001; (h) to authorize and ratify an amendment to the Company's Certificate of Incorporation effecting a reverse split of the Common Stock to be effected prior to December 31, 2001, if at all, at the discretion of the Board of Directors, in one of the following ratios: every 15 issued and outstanding shares to be exchanged for one share, every 20 issued and outstanding shares to be exchanged for one share, or every 25 issued and outstanding shares to be exchanged for one share, and (i) in connection with the transaction of such other business that may be brought before the Meeting, in accordance with the judgment of the person or persons voting the proxy.

                                   PROPOSAL I

TO ELECT SIX (6) DIRECTORS TO THE BOARD OF DIRECTORS, TO HOLD OFFICE UNTIL THE NEXT ANNUAL MEETING

NOMINEES

      At the Annual Meeting six directors are to be elected to the Board of Directors. Each director shall hold office until the next Annual Meeting of Stockholders or until his successor is elected. The names of the nominees for election as directors, all of whom other than Mr. Perres and Dr. Kessler are incumbent directors of the Company, are set forth below. Biographical information on each of the candidates for election is included in "Management." Unless authority to vote for one or more nominees is withheld, it is intended that shares represented by proxies in the accompanying form will be voted for the election of the following nominees. With respect to any such nominee who may become unable or unwilling to accept nomination or election, it is intended that the proxies will be voted for the election in his stead of such person as the Board of Directors may recommend, but the Board does not know of any reason why any nominee will be unable or unwilling to serve if elected.


NAME               AGE                       POSITIONS HELD
----               ---                       --------------
Robert M. Rubin     60     President, Chief Executive Officer and Chairman of
                           the Board

C. Dean McLain      45     Executive Vice President and Director

David M. Barnes     58     Chief Financial Officer, Vice President of Finance
                           and Director

Howard Katz         58     Director

Seymour Kessler     68     Nominee

Allen Perres        48     Nominee

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

      At present the Board of Directors has three committees, the Compensation Committee, the Audit Committee, and the Corporate Governance Committee. The
Compensation Committee reviews the compensation for all employees and the granting of options under all of the Company's employee stock option plans that may exist and be in effect from time to time. The Compensation Committee presently consists of Messrs. McLain and Katz. The Audit Committee's duties include the review of the Company's financing arrangements and a review of its internal financial controls, and consists of Messrs. Rubin and Katz. The Corporate Governance Committee's duties include the review of corporate governance matters including proposed amendments to the Certificate of Incorporation and bylaws and the conduct of meetings of directors, committees of the Board of Directors and of stockholders. During Fiscal 2000 the Board of Directors met on one occasion. During Fiscal 1999, the Board of Directors did not meet and only took actions pursuant to the unanimous written consent of the directors without a meeting. Neither the Compensation Committee nor the Audit Committee met during Fiscal 1998 or Fiscal 1999 and during Fiscal 2000 the Compensation Committee has only met once in June 2000. The Corporate Governance Committee was formed in December 1999 and consists of Messrs. Barnes and Rubin.

      No director of the Company is paid to attend Board meetings, although they are reimbursed for actual expenses related to such attendance.

      Approval of Proposal I requires the affirmative vote of a majority of the voting shares that are present, whether in person or by proxy, and voting at the Meeting.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE "FOR" ALL SIX (6) NOMINEES FOR DIRECTOR AND APPROVE PROPOSAL I.

                                   PROPOSAL II

TO AUTHORIZE AND APPROVE THE CORPORATION'S 2001 EMPLOYEE STOCK OPTION PLAN, UNDER WHICH STOCK OPTIONS FOR THE PURCHASE OF UP TO 7,500,000 SHARES OF COMMON STOCK WILL BE AVAILABLE.

      At the Annual Meeting a vote will be taken on a proposal to ratify and approve the creation of the Company's 2001 Employee Stock Option Plan (also referred to as the "2001 Plan"). Under the 2001 Plan stock options for the purchase of up to 7,500,000 shares of Common Stock are available for grant. The 2001 Plan was adopted by the Board of Directors as of October 3, 2000, and replaces the 2000 Plan which was cancelled by the Board of Directors on such date. The 2000 Plan was previously adopted by the Board of Directors as of December 7, 1999, and replaced the 1996 Stock Option Plan (the "1996 Plan") which had been adopted by the Board of Directors on April 25, 1996, amended on July 10, 1996. A copy of the 2001 Plan is included herewith as Exhibit C. As of May 9, 2001, options to purchase 3,110,000 shares of Common Stock in the aggregate, of which 1,790,000 are incentive stock options, have been granted to the Company's employees, directors and outside consultants under the 2001 Plan. See "Stock Option Plans--Option Grants in Fiscal 2001."

      The purpose of the 2001 Plan is to provide additional incentives to the directors, officers, employees and consultants of the Company who are primarily responsible for the management and growth of the Company. Each option shall be designated at the time of grant as either an incentive stock option (an "ISO") or a non-qualified stock option (a "NQSO"). The Board of Directors believes that the ability to grant stock options to employees which qualify for ISO treatment provides an additional material incentive to certain key employees. The Internal Revenue Code requires that ISOs be granted pursuant to an option plan that receives shareholder approval within one year of its adoption. The Company adopted the 2001 Plan in order to comply with this statutory requirement and preserve its ability to grant ISOs, and cancelled the 2000 Plan, which it had previously adopted upon cancellation of its 1996 Plan, for the same reason.

      The Company previously had three other employee stock option plans, the 1991 Stock Option Plan (the "1991 Plan"), the 1996 Plan and the 2000 Plan. All options granted under the 1991 Plan and 1996 Plan were cancelled prior to or as of December 7, 1999. All options granted under the 2000 were cancelled on October 3, 2000. See "Stock Option Plans" for information with respect to options granted under the 2001 Plan to the Company's current directors, nominees for director and current executive officers. Management deemed it necessary to authorize the 2001 Plan in order to create and preserve incentives for management and employees of the Company who are responsible for the Company's future growth and business performance.

      As of December 7, 1999 the Company cancelled all options previously outstanding under the 1996 Plan and the 1991 Plan for the reason explained above, and subsequently authorized the 2000 Plan and issued an identical number of new options under the 2000 Plan, all of which are exercisable for five years after issuance at an exercise price of $0.21 per share, which was approximately 110% of the closing sale price of the underlying Common Stock on the OTC BB on such date. Additional options were granted under the 2000 Plan with exercise prices between $0.21 and $0.38 per share. The Board has since cancelled the 2000 Plan and adopted the 2001 Plan. Options granted under the 2001 Plan are exercisable at $0.275 per share.

      The Company's Board of Directors decided to take the aforementioned action in order to restore the value to the options which had been lost since their granting as a result of the steep decline in the price of the Company's Common Stock, preserve the original function of the option grants as a means of recognizing and rewarding those individuals whose service had been determined to be of considerable value to the Company and preserve the favorable tax treatment of gains realized upon the exercise of the incentive stock options, provide the Company with the ability and flexibility to continue to reward key employees, and recognize their contributions and encourage their continued service to the Company, by issuing options. The Board of Directors determined that the replacement of these options would encourage continued diligence and dedication on behalf of the Company, and would help the Company attract and retain highly capable employees, and motivate them to perform at increasing levels of effectiveness and use their best efforts to promote the growth and profitability of the Company.

      Management believes that it is in the best interests of the Company to obtain stockholder approval of the 2001 Plan at this time in order to (i)
provide recipients of plan options with certain benefits available under Securities and Exchange Commission regulations (e.g., option grants are not considered purchases of securities for purposes of determining whether certain profits are "short swing" profits under Section 16(b) of the Exchange Act which must be returned to the Company by corporate insiders), and (ii) provide employees with the beneficial tax treatment accorded ISOs, which can only be granted under the 2001 Plan if it is approved by Company stockholders. Although other factors, principally regarding plan administration, are required for holders of options granted under the 2001 Plan to enjoy such benefits (e.g., restrictions under Section 16(b) of the Exchange Act on certain purchases and sales of securities by management personnel are relaxed), having a shareholder-authorized stock option plan is the first requirement which must be met. For information concerning the beneficial tax treatment accorded ISOs, see "Tax Treatment of Options," below.

ADMINISTRATION OF THE PLAN

      The 2001 Plan is administered by the full Board of Directors or by the Compensation Committee, which determines which eligible persons will be granted options, when options will be granted, the number of shares to be subject to options, the durations of options, any conditions to the exercise of options and the manner in and price at which options may be exercised. The Compensation Committee is authorized to amend, suspend or terminate the 2001 Plan. However, except for adjustments resulting from changes in capitalization, the Compensation Committee requires shareholder approval to (i) increase the maximum number of shares that may be issued pursuant to the exercise of options granted under the 2001 Plan; (ii) grant an option with an exercise price less than 85% of the fair market value of the underlying Common Stock at the time of grant;
(iii) change the eligibility  requirements  for  participation in the 2001 Plan;
(iv) extend the term of any option or the period during which any option may be granted under the 2001 Plan; or (v) decrease an option exercise price (although an option may be cancelled and a new option granted at a lower exercise price).

SHARES SUBJECT TO THE PLAN

      The 2001 Plan currently provides that options may be granted to purchase up to 7,500,000 shares of Common Stock, subject to adjustment upon certain changes in capitalization without receipt of consideration by the Company. In addition, if the Company is involved in a merger, consolidation, dissolution or liquidation, the options granted under the 2001 Plan will be adjusted or, under certain conditions, will terminate, subject to the right of the option holder to exercise his option or a comparable option substituted at the discretion of the Company prior to such event. If any unexercised option expires or terminates for any reason, the non- purchased shares subject to such unexercised option will be available again for the purposes of the 2001 Plan.

PARTICIPATION

      Any employee, director, consultant, or representative of the Company is eligible to receive ISOs or NQSOs granted under the 2001 Plan. Non-employee directors, consultants or representatives may only receive NQSOs.

OPTION PRICE

      The exercise price of each option shall be determined by the full Board of Directors or by the Compensation Committee. However, the exercise price of each option on the date the option is granted may not be less than (i) 100% of the fair market value of the Common Stock underlying an incentive stock option on the date of grant, or (ii) 85% of the fair market value of the Common Stock underlying a non-qualified stock option on the date of grant. If an incentive stock option is to be granted to an employee who holds over 10% of the total combined voting power of all classes of the Company's capital stock, then the exercise price may not be less than 110% of the fair market value of the Common Stock covered by the option on the date the option is granted. As of May 9, 2001, a total of 3,110,000 options were outstanding, of which 1,790,000 options qualify as incentive stock options and were issued with an exercise price of $0.275 per share which was approximately 110% of the closing sale price of $0.25 of the Common Stock on October 3, 2000, the date as of which such options were granted. The remaining 1,140,000 options are non-qualified stock options granted on the same date and are exercisable at $0.275 per share. See "Option Grants in Fiscal 2001."

TERMS OF OPTIONS

      The full Board of Directors or the Compensation Committee shall, in its discretion, fix the term of each option, provided that the maximum term of an option shall be 10 years. ISOs granted to an employee who owns over 10% of the total combined voting power of all classes of capital stock of the Company shall expire not more than five years after the date of grant. The 2001 Plan provides for the earlier expiration of options in the event of certain terminations of employment of the holder.

RESTRICTIONS ON GRANT AND EXERCISE

      An option may not be transferred other than by will or the laws of descent and distribution and, during the lifetime of the option holder, may be exercised solely by him. The aggregate fair market value (determined at the time the option is granted) of the shares of Common Stock as to which an employee may exercise ISOs in any one calendar year may not exceed $100,000. The full Board of Directors or the Compensation Committee may impose other conditions to exercise as it deems appropriate.

OPTION GRANTS

      The Company has granted an aggregate of 3,110,000 options under the 2001 Plan as of May 9, 2001, and of such amount a total of 2,210,000 options are presently exercisable.

TERMINATION

      The 2001 Plan will terminate on October 3, 2010, unless terminated earlier by the Board of Directors or the Compensation Committee.

TAX TREATMENT OF OPTIONS

      Federal income tax treatment of NQSOs under the 2001 Plan is generally less favorable to employees than the tax treatment accorded ISOs under the 2001 Plan. Whereas holders of both ISOs and NQSOs realize taxable income when they sell the shares acquired upon exercise of the options, holders of NQSOs also realize taxable income when they exercise their options. However, the Company generally receives more favorable tax treatment when it issues NQSOs, as it would be entitled to a tax deduction on each NQSO granted. The Company's tax deductions will be equal to the grantee's realizable income.

INTEREST OF OFFICERS AND DIRECTORS IN THIS PROPOSAL

      This Proposal seeks ratification and approval of the 2001 Plan under which an aggregate of 3,110,000 options (including 840,000 incentive stock options to Mr. Rubin) have been granted as of May 9, 2001. A total of 1,790,000 options have been issued to the Company's officers and directors and another 500,000 options have been issued to two director nominees. These officers, directors and director nominees have a very substantial interest in this Proposal and could realize significant additional consideration if the market price of the common stock underlying their options were to increase substantially over the exercise price thereof. The exercise price for all the aforementioned options is $0.275 per share.

ADDITIONAL CONSIDERATIONS

      The Company currently has no obligation to grant additional options under the 2001 Plan to any person, including any members of the Company's management.

      The Board of Directors of the Company recommends that you vote to approve the 2001 Stock Option Plan. The four present directors and two nominees to the Board have been granted, in the aggregate, a total of 2,290,000 options, all at an exercise price of $0.275 per share. This amount includes 840,000 options, exercisable at $0.275 per share, granted to Mr. Rubin.

      Approval of Proposal II requires the affirmative vote of a majority of the voting shares that are present, whether in person or by proxy, and voting at the Meeting.

MANAGEMENT BELIEVES AUTHORIZATION AND RATIFICATION OF THE COMPANY'S 2001 STOCK OPTION PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS, AND RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL II.

                                  PROPOSAL III

TO AUTHORIZE AND RATIFY THE SALE IN JANUARY 1996 OF ALL OF THE ASSETS OF THE COMPANY'S MANUFACTURING BUSINESS TO HUTCHINSON CORPORATION.

      At the Annual Meeting a vote will be taken on a proposal to ratify the sale (the "Hutchinson Transaction") in January 1996 of all of the assets of the Company's Manufacturing Business (as defined below) to subsidiaries of the Hutchinson Corporation ("Hutchinson"), a Delaware corporation formed for the purpose of consummating this transaction. The Manufacturing Business of the Company consisted of all of the businesses of American United Products, Inc. ("National O-Ring") and American United Seal, Inc. ("Stillman Seal"), which were both wholly-owned subsidiaries of the Company. The Manufacturing Business was sold for a purchase price ("Purchase Price") of approximately $24,328,000, of which $20,825,000 was paid in cash and the remaining balance was paid by delivery of two 24-month non-interest bearing promissory notes (the "Notes") made by the Hutchinson subsidiaries that purchased the Manufacturing Business. The Notes were guaranteed by Total America, Inc., the parent corporation of Hutchinson whose securities are listed on the New York Stock Exchange and the note balance of $3,503,000 at July 31, 1997 was paid in January 1998. The terms of such sale are further discussed below.

      THE SALE OF THE MANUFACTURING BUSINESS HAS ALREADY OCCURRED AND THE COMPANY HAS ALREADY RECEIVED THE PURCHASE PRICE OF APPROXIMATELY $24,328,000. A VOTE BY STOCKHOLDERS AGAINST RATIFICATION OF THE SALE, THE AGREEMENTS EFFECTUATING SUCH SALE AND ANY TRANSACTIONS CONTEMPLATED THEREIN WILL NOT AFFECT THE EFFECTIVENESS OF THE HUTCHINSON TRANSACTION OR OBLIGATE THE COMPANY TO RETURN ANY PAYMENT OF THE PURCHASE PRICE.

      The terms and conditions of the Hutchinson Transaction were set forth in the Asset Purchase Agreement, dated as of November 22, 1995 (the "Sale Agreement"), by and among Hutchinson as Purchaser, and the Company and its wholly-owned subsidiaries AUG-California, Inc., National O-Ring and Stillman Seal. On January 19, 1996 all of the assets of the National O-Ring and Stillman Seal businesses (the "Manufacturing Business") were sold to, and substantially all of the liabilities associated with the operation of the Manufacturing Business were assumed by, subsidiaries of Hutchinson which were formed for the purpose of acquiring the Manufacturing Business.

      Under the terms of the Sale Agreement, the Company agreed that as soon as reasonably practicable following the closing of the Hutchinson Transaction (the "Closing"), it would call a meeting of its stockholders to request that Company stockholders ratify the Sale Agreement, the exhibits thereto (including the non-competition agreement and the Consulting Agreement, as herein after described) and the transactions contemplated thereby. Ratification by stockholders was not a condition to consummation of the Hutchinson Transaction.

      The sale of the assets comprising the Manufacturing Business has been accounted for as discontinued operations.

      HUTCHINSON HAS CONDITIONED ITS PAYMENTS ON STOCKHOLDER RATIFICATION OF THE HUTCHINSON TRANSACTION.


      The sole purpose for shareholder ratification of the Hutchinson Transaction, the Sale Agreement and the exhibits thereto, and the transactions contemplated thereby, is to facilitate Mr. Rubin's receipt of payments from Hutchinson under the Non-Competition Agreement and Consulting Agreements.

      At the closing of the Hutchinson Transaction in January 1996 the Company, Robert Rubin and Hutchinson (as guarantor) entered into a five-year Non-Competition Agreement in favor of Hutchinson and its affiliates, pursuant to which Mr. Rubin and the Company agreed not to compete with the Manufacturing Business acquired in the Hutchinson Transaction, and in return Mr. Rubin was to receive payments aggregating $200,000 over a seven year period, and to provide advisory services under the Consulting Agreement relating to the Manufacturing Business over a seven-year period, for which advisory services Mr. Rubin was to receive payments aggregating $1,000,000. In connection with an amended of the settlement of the Derivative Action, Mr. Rubin had in July 1998 assigned to the Company his rights to such payments aggregating $1,200,000 (and as to which the net present value is approximately $1,100,000). The Company agreed that if the Hutchinson Transaction were ratified by the Company's stockholders, it would release Mr. Rubin from the obligation to repay a $1,200,000 principal amount promissory note (the "Note") issued by Mr. Rubin to the Company. In return for such release, Mr. Rubin had assigned to the Company his rights to receive payments under the Non- Competition Agreement and Consulting Agreement with Hutchinson. In consideration for his assigning to the Company his rights to receive such payments, the Company agreed to reduce Mr. Rubin's indebtedness under the Note by an amount equal to the payments by Hutchinson to the Company. Hutchinson has conditioned its payments under the Consulting Agreement and Non-Competition Agreement on stockholder ratification of the Hutchinson Transaction. In the event the Company stockholders do not ratify the Hutchinson Transaction, Hutchinson will not make payments under the Non-Competition Agreement and the Consulting Agreement. Pursuant to his obligations under the settlement agreement for the Derivative Action, Mr. Rubin paid the Company an aggregate of $2,850,605 in cash and securities. In January 2001, Mr. Rubin and shareholder plaintiff's counsel agreed to a modification of prior valuations and payments in the amount of approximately $92,000. Mr. Rubin has paid such amount in full.

      The Company has also received a letter, addressed from the guarantor of Hutchinson's obligations to Mr. Rubin, confirming that the Hutchinson payments under the Non-Competition Agreement and the Consulting Agreement will be made pending stockholder ratification of the Hutchinson Transaction. However, as Mr. Rubin has made the payments required under the amended settlement agreement of the Derivative Action referenced above, the Company has agreed to cancel the foregoing assignment by Mr. Rubin of his rights to receive the payments from Hutchinson; accordingly, the Hutchinson payments under such agreements are now payable to Mr. Rubin.

      There is no existing or, to the Company's knowledge, threatened claim for indemnification made by Hutchinson or its affiliates against the Company under the terms of the Sale Agreement. There is likewise no litigation, or threatened litigation known to the Company, that is otherwise related to consummation of the

Hutchinson Transaction, including any suits or proceedings by stockholders which alleges the unfairness of the Hutchinson Transaction to the Company, other than the Class Action or Derivative Action described herein.

      The Company believed that the Purchase Price of the Hutchinson Transaction was fair for several reasons, which are explained below. The Company believes that the approximately $20,825,000 in cash as most of the sale price for the Manufacturing Business (plus $3,500,000 principal amount promissory notes subsequently paid) was a material factor in its decision to proceed with the sale. In addition, the Company received an opinion dated January 15, 1996 ("Fairness Opinion") from an independent third-party which confirmed that the consideration to be paid in connection with the Hutchinson Transaction was fair to both the Company and its stockholders. The Company negotiated the Purchase Price without the report or opinion of any outside party on the Manufacturing Business in the Hutchinson Transaction. As a condition of its purchase, however, Hutchinson required that the Company obtain such an independent opinion to confirm that the negotiated Purchase Price (as set forth in the Sale Agreement) was fair to the Company and its stockholders. The Company's management does not believe that such independent opinion materially related to the transaction insofar as it merely confirmed the fairness of the previously established sale price for the Manufacturing Business and was not used to establish the price for the Manufacturing Business. The contents of the independent opinion, the investigative process performed in connection therewith and other considerations pertaining to the issuer of the opinion are discussed below. See also "Additional Considerations," below.

      The  independent  opinion  was  provided  by  Montauk   Consulting,   Inc.
("Montauk"). Montauk has one employee who is its managing director (the "Managing Director"). Although Montauk as a stand-alone entity has limited experience in valuing the fairness of transactions, its Managing Director is a certified public accountant who has been engaged in the investment banking industry for over 30 years and has provided asset valuations and fairness reviews on numerous occasions, as well as court testimony in more than 70 securities  litigation  cases in state  and  federal  court in  support  of such valuations and reviews for a number of Fortune 500 companies. The Company engaged Montauk for reasons including its belief as to the Managing Director's reputation for determining reasonable Company valuations and adequately defending and justifying such valuations even when the valuations were the subject of challenge in the course of litigation.

      According to its fairness opinion, in making its determinations, Montauk did the following: (i) reviewed the terms of the Hutchinson Transaction, (ii) analyzed published financial reports, historical earnings and stock price performance and business prospects of the Company and its affiliates, including its periodic filings under the federal securities laws, (iii) considered the various characteristics of the Manufacturing Business, the relative position of the Manufacturing Business in its industry and the future prospects of the Manufacturing Business (with attention paid to the impact of technological developments and the potential for additional capital requirements to support modernization and expansion), (iv) had contacts and discussions with members of the Board of Directors regarding the Manufacturing Business and its future, (v) studied other companies engaged in the automotive parts and equipment business and aerospace/defense business including competitors of the Manufacturing Business, (vi) examined the record of trading in the Company's Common Stock, and
(vii) analyzed the Company's balance sheet and income statement ratios and compared them to the ratios of comparable companies. There were no limitations placed upon Montauk or its Managing Director in rendering the fairness opinion, including the scope of the investigation made, nor were special or limiting instructions delivered to Montauk by the Company or its affiliates with respect to its engagement. Montauk was simply engaged to render an opinion as to whether or not the Hutchinson Transaction, as contemplated by the Sale Agreement (including all exhibits thereto), is fair and reasonable to the Company's stockholders.

However, Montauk did not use any projections from the Company in issuing its fairness opinion and did not provide the Company's Board of Directors with any written analysis or explanation of its methodology underlying the opinion. Furthermore, in the past, Mr. Rubin and such Managing Director have invested together in public and private companies and other ventures. You are advised to consider the existence of this pre-existing relationship in evaluating this Proposal.

      Based on its investigation and the processes stated above, and its Managing Director's experience in financial and business affairs, Montauk concluded that the terms of the Hutchinson Transaction were fair, from a financial point of view, to the Company and to the Company's stockholders.


IN ADDITION TO ITS RELIANCE UPON THE FAIRNESS OPINION, THE COMPANY'S MANAGEMENT BELIEVES THAT THE PURCHASE PRICE PAID IN THE HUTCHINSON TRANSACTION WAS FAIR TO THE COMPANY AND ITS STOCKHOLDERS FOR SEVERAL REASONS.

1. Purchase price was paid mostly in cash and the realized cash proceeds were at a premium to the Company's market capitalization at the time of sale.

      The purchase price for the Manufacturing Business included approximately $20,825,000 in cash. The Company viewed the cash component of the offered purchase price very favorably relative to other types of consideration. The Company received the balance as promissory notes and was paid $3,503,000 in satisfaction thereof in January 1998. Without regard to income tax considerations, the Purchase Price alone exceeded by approximately $890,000 the Company's total market capitalization as of January 19, 1996, the date of Closing. On such date, the last reported sale price on NASDAQ for the Common Stock was $3.75 per share. Based upon this price the Company at such date had an aggregate market capitalization of approximately $21,369,000. Since the Closing, the Company's Common Stock and publicly traded warrants were delisted from NASDAQ on February 4, 1998 for various violations of NASDAQ rules, including (i) the Company's failure to hold annual stockholders' meetings, in violation of NASDAQ's requirements, (ii) adopting a stock option plan without stockholder approval, which approval is required by NASDAQ, and (iii) the issuance of two series of preferred stock (the Series B-1 Preferred and Series B-2 Preferred) without shareholder approval as required for any transactions which involve the actual or potential issuance of voting securities representing more than 20% of the voting capital stock outstanding immediately before such transaction. The Common Stock now trades on the OTC Bulletin Board ("Bulletin Board"). On April 26, 2001 the last reported sale price per share of the Company's common stock as reported on the Bulletin Board was $0.16 per share. Based upon this price, the Company at such date had an aggregate market value for its outstanding Common Stock of approximately $1,990,288. Therefore, the premium of the purchase price over the Company's market capitalization has only increased since the Hutchinson Transaction.

2.    Projected Difficulty In Improving Sector Performance.

      The Manufacturing Business operated in mature industries. The Company believed that without significantly increasing its future capital expenditures it would be difficult to improve upon its operating performance.

3.    Uncertain future revenues from defense industry.

      The Manufacturing Business derived a significant amount of revenues from defense contracts, and the future impact of federal budget constraints upon governmental programs was uncertain to predict.

4.    "Strategic Purchaser" Deemed Likely to be Competitor For Company.

      The Company determined that Hutchinson was a "strategic purchaser" intent on entering the business in which the Company's Manufacturing Business was a part, whether by starting competing operations or acquiring existing operations from other companies. The Company believed that Hutchinson possessed several advantages, including being larger and better financed than the Company, principally through its subsidiary relationship with Total, one of the largest petro-chemical companies in the world. The Company believed that should Hutchinson itself enter markets in which its subsidiaries in the Manufacturing Business engaged instead of acquiring the Manufacturing Business itself, it would constitute a formidable competitor in the industry to the detriment of the Company's future operations.

5.    Hutchinson Transaction Deemed to Be Best Deal Available.

      The Company believed in the event it declined to consummate the Hutchinson Transaction, it might not be able to obtain a similarly favorable price for the Manufacturing Business if it later sought to sell it and a "strategic purchaser" or other potential acquirer was not available or inclined to offer an equally favorable price. In short, the Company believed that the Purchase Price Offered by Hutchinson might constitute the best offer for the Manufacturing Business from the standpoint of the Company and its stockholders.

      At the time that it negotiated the Purchase Price for the Hutchinson Transaction, the Company was not actively soliciting, and was not aware of, any other potential purchasers of the Manufacturing Business. As the Company believed the Purchase Price offered by Hutchinson was quite favorable to the Company and its stockholders, the Company did not actively solicit competing offers for the Manufacturing Business at that time.

      The Company entered into and consummated the Hutchinson Transaction principally to realize additional value for its stockholders through its sale of the Manufacturing Business for a Purchase Price which was not only mostly in cash, but was also a premium over the net book value of the disposed assets and a premium over the Company's market capitalization at closing (which premium has increased greatly subsequent to the decline in the price of the Common Stock and the delisting of the Common Stock and publicly traded warrants of the Company from the NASDAQ National Market. The net book value of the assets sold in the Hutchinson Transaction was equal to only approximately 87% of the net cash proceeds constituting the Purchase Price. Management believes that the sale of the Manufacturing Business increased shareholder value because the significant amount of cash received therefrom by the Company permitted the acquisition of businesses which, over the long term, either generated or were at the time of the acquisitions expected to generate greater net income than that generated by the Manufacturing Business previously. In addition, it was believed that the amount of cash resources projected to be available to the Company after the Hutchinson Transaction could enable the Company to obtain favorable pricing for any businesses that it decided to acquire in the future. Finally, it was the Company's intent at that time to acquire businesses that operate in industries whose equity interests trade at higher multiples of net income per share in the public securities market than the Company's securities traded historically prior to the Hutchinson Transaction. These proposed acquisitions were viewed as holding potential for increased shareholder value. The net proceeds from the Hutchinson Transaction were used to acquire and provide working capital to Old ConnectSoft, Exodus and InterGlobe, which are technology companies. These acquired companies have since been discontinued or disposed of.

      As a result of all of these factors regarding the Hutchinson Transaction as well as the potential increased shareholder value from possible acquisitions which could have been financed with the sale proceeds, management believed the Hutchinson Transaction to be in the best interests of the Company and its stockholders. Stand-alone, unaudited financial statements have been provided for your review for American United Products, Inc. and American United Seal, Inc. in connection with this Proposal III as Exhibit D.

SUBSEQUENT DEVELOPMENTS

      The Company used the net proceeds of the Hutchinson Transaction for uses including the acquisitions of Old ConnectSoft, Exodus and InterGlobe. In the first full fiscal year following the acquisitions (the fiscal year ending July 31, 1997), the Company incurred a loss from discontinued operations of $16.9 million, which included a $8.2 million loss from Exodus, and incurred an additional net loss of $2.224 million (including $1.6 million in writeoffs of goodwill and investment) on InterGlobe. During the subsequent fiscal year ending July 31, 1998, the Company discontinued the operations of each of Old ConnectSoft, Exodus and InterGlobe.

INTEREST OF OFFICERS AND DIRECTORS IN THIS PROPOSAL

      This Proposal seeks ratification and approval of the Hutchinson Transaction. Hutchinson has agreed, and confirmed in writing, that it will make the Hutchinson Payments, the rights to which Mr. Rubin previously assigned to the Company in return for its release of him from his obligations under the Note, if the Hutchinson Transaction is approved by the Company's stockholders. The Company agreed to cancel the assignment of these payments in consideration for Mr. Rubin's payment of approximately $1,435,000 in unrestricted common stock pursuant to the settlement agreement for the Derivative Action. Accordingly, Mr. Rubin is now entitled to receive the Hutchinson Payments in the amount of approximately $1,200,000. Ratification by the stockholders of the Hutchinson Transaction will entitle Mr. Rubin to approximately $1,200,000 in payments.

      None of the Company's other officers and directors has a substantial interest, directly or indirectly, in the matter which is the subject of this Proposal.

ADDITIONAL CONSIDERATIONS

      STOCKHOLDERS ARE ADVISED THAT THE FAIRNESS OPINION UPON WHICH THE BOARD OF DIRECTORS RELIED IN EVALUATING THE HUTCHINSON TRANSACTION WAS RENDERED (I) WITHOUT ANY COMPANY REJECTIONS, (II) WITHOUT THE BOARD RECEIVING ANY WRITTEN ANALYSIS OR EXPLANATION OF THE METHODOLOGY UNDERLYING THE OPINION, AND (III) BY A THIRD PARTY WHOSE MANAGING DIRECTOR HAS HAD A PRE-EXISTING RELATIONSHIP WITH ROBERT M. RUBIN. STOCKHOLDERS ARE ADVISED THAT MR. RUBIN HAS A DIRECT CONFLICT OF INTEREST IN RECOMMENDING YOUR APPROVAL OF THIS PROPOSAL.

      The Board of Directors recommends that you approve this Proposal III. The failure by Company stockholders to ratify the Hutchinson Transaction will neither cause the Hutchinson Transaction to be rescinded nor affect the effectiveness of the Hutchinson Transaction in any way.

      Approval of this Proposal III requires the affirmative vote of a majority of outstanding voting shares as of the Record Date.

MANAGEMENT BELIEVES THE SALE OF THE COMPANY'S MANUFACTURING BUSINESS TO HUTCHINSON CORPORATION WAS, AND REMAINS, IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS. MANAGEMENT RECOMMENDS THAT YOU APPROVE THIS PROPOSAL III RATIFYING THE HUTCHINSON TRANSACTION.

                                   PROPOSAL IV

TO RATIFY THE ISSUANCE OF SHARES OF THE COMPANY'S SERIES B-1 CONVERTIBLE PREFERRED STOCK ISSUED IN CONNECTION WITH THE ACQUISITION OF OLD CONNECTSOFT, EFFECTIVE AS OF JULY 31, 1996.

      At the Annual Meeting a vote will be taken on a proposal to ratify the issuance of Series B-1 Preferred Stock in connection with the Company's acquisition of Old ConnectSoft, in order to obtain compliance with certain rules governing the requirements for maintaining a listing upon NASDAQ. The Company's acquisition of Old ConnectSoft occurred prior to the Company's delisting from NASDAQ in February 1998. The Company's Common Stock is currently quoted on the OTC Bulletin Board. Ratification of this Proposal IV may facilitate the Company's ability to have its Common Stock be eligible for quotation on NASDAQ; however, the Company has not taken any steps to reapply for quotation on NASDAQ, and there can be no assurance that the Company will reapply for quotation or that such application will be approved and that the Company will be quoted thereupon.

BACKGROUND

      Effective July 31, 1996, the Company acquired, through a merger with an acquisition subsidiary of the Company (the "Merger"), all of the outstanding capital stock of Old ConnectSoft and Old ConnectSoft stockholders received, on a pro rata basis, an aggregate of approximately 976,539 shares of the Company's Series B-1 Preferred Stock (the "Preferred Stock"). The Company believes that the Preferred Stock was issued below the greater of book or market value. At the Meeting, this Proposal IV to ratify the issuance of 976,539 shares of the Company's Series B-1 Convertible Preferred Stock issued in connection with the acquisition of Old ConnectSoft, effective as of July 31, 1996, will be presented to stockholders for a vote. As of May 9, 2001, approximately 407,842 shares of the Preferred Stock remain outstanding. The terms of such issuance and the nature of the business of Old ConnectSoft, as of the date of the Merger, are discussed below.

OLD CONNECTSOFT BUSINESS

      Prior to its acquisition by the Company, Old ConnectSoft was a provider of communications software applications and services in the Internet industry. Serving both businesses and consumers, Old ConnectSoft provided an integrated array of commercial software development services, easy-to-use retail Internet software applications, and Internet access services to facilitate the use of the Internet and on-line services for communication and commerce. Founded in 1988, Old ConnectSoft provided Microsoft Windows-based, enterprise-wide, connectivity software development to some of the largest corporations in the U.S., including MCI Communications Corporation ("MCI"), United Parcel Service of America, Inc. ("UPS"), Microsoft Corporation ("Microsoft"), International Business Machines, Inc. ("IBM"), and Adobe Systems, Inc. ("Adobe"). In connection with such projects, Old ConnectSoft had developed a core expertise in communications and commerce software engineering that it had incorporated into a line of Internet software products. E-Mail Connection, which had been Old ConnectSoft's best-selling retail product, and which had its technology incorporated into proprietary products for MCI, America Online, Prodigy, and CompuServe.

ACQUISITION TERMS

      In May 1996, the Company and Old ConnectSoft executed a letter of intent expressing the proposed terms of acquisition of Old ConnectSoft by the Company. At this time, Old ConnectSoft was judged to be in significant financial distress. Under the proposed terms, the Company would provide Old ConnectSoft prior to acquisition with an immediate working capital infusion in the form of a $1,000,000 line of credit and up to $5,000,000 of post-acquisition working capital financing and to support Old ConnectSoft. At the time of consummation of the Merger, effective July 31, 1996, Old ConnectSoft received under these lines of credit approximately $3,400,000, and the Company acquired all of the outstanding capital stock of Old ConnectSoft and Old ConnectSoft stockholders received, on a pro rata basis, an aggregate of approximately 976,539 shares of the Company's Series B-1 Preferred Stock. Such Preferred Stock does not pay a dividend, is not subject to redemption, has a liquidation preference of $3.50 per share over the Company's common stock, $.01 par value (the "Company Common Stock"), and votes together with the Common Stock as a single class on the basis of one vote per share. Each share of Preferred Stock was convertible, at the holder's option, into a minimum of one share and a maximum of three shares of Common Stock, based upon certain criteria, as follows:

(i) Each share of Preferred Stock may be converted, at any time, into one (1) share of Common Stock;

(ii) In the event that the "Combined Pre-Tax Income" (as defined) of any or all of the "Subject Entities" (as defined) in any one of the three fiscal years ending July 31, 1997, July 31, 1998 or July 31, 1999 (each a "Measuring Fiscal Year" and collectively, the "Measuring Fiscal Years"):

      (a) shall equal or exceed $3,000,000, each share of Preferred Stock may be converted into two shares of Common Stock; or

      (b) shall equal or exceed $5,000,000, each share of Preferred Stock may be converted into three shares of Common Stock.


      After issuance and until Old ConnectSoft discontinued operations on April 15, 1998, the Combined Pre-Tax Income threshold required for an increase in the conversion ratio was not met. Accordingly, all conversions were on the original one-for-one ratio. The "Subject Entities" include Old ConnectSoft and its consolidated subsidiaries and Exodus Technologies, Inc., a direct majority-owned subsidiary of the Company, which had developed certain remote access computer software originated by Old ConnectSoft. The conversion ratio of the Preferred Stock was to have been adjusted, such that each share of Preferred Stock would be converted into three shares of Common Stock, notwithstanding the levels of Combined Pre-Tax Income achieved, in the event that (i) the Company sells the assets or securities of any of the Subject Entities for an aggregate consideration of at least $5,000,000 (ii) the Company consummates an initial public offering of the securities of any of the Subject Entities (an "IPO") resulting in gross proceeds in excess of $10,000,000, or subsequent to such IPO the Company's total market capitalization equals at least $50,000,000, or (iii) a transaction occurs with any third party (whether tender offer, merger, consolidation or other combination) after which no shares of Common Stock are publicly traded on any national securities exchange or quoted on NASDAQ. Following consummation of the Merger, the Company increased its aggregate funding commitments to ConnectSoft and its related companies to a minimum of $5,000,000.

SUBSEQUENT DEVELOPMENTS

      In April 1998, the Company approved a formal plan to dispose of or close down the remaining operations of its subsidiaries constituting its "Technology Group", including that of Old ConnectSoft. Pursuant to an agreement dated July 10, 1998 the Company agreed to sell substantially all of the assets of its network operations center owned by Old ConnectSoft and all of the assets of its subsidiary ConnectSoft Communications Corp. ("CCC") to eGlobe, Inc. (the "eGlobe Acquisition"). Effective June 15, 1999, the eGlobe acquisition had been effected. In consideration for such sale, and pursuant to amended terms of the acquisition as of September 1999, the Company received twenty-four (24) shares of Series K convertible preferred stock of eGlobe, Inc. ("eGlobe Preferred"), aggregate stated value $3,000,000, and which became convertible in September 1999 into approximately 1,923,000 shares of common stock of eGlobe, Inc. The acquisition terms were amended in consideration for the Company's accommodation of certain objectives of eGlobe wholly unrelated to, and not in any way detrimental to, the Company. In connection with the eGlobe Acquisition, CCC received approximately $1,850,000 in advances for working capital and eGlobe assumed approximately $4,700,000 of CCC's liabilities and leases, most of which had been guaranteed by the Company. The Company has realized a net gain on the eGlobe Acquisition (gain on sale less total costs, expenses and closure costs) of approximately $1,989,000.

      Furthermore, as of November 1999 the Company sold one patent acquired as part of the Merger to GraphOn Corporation (OTC BB: GOJO) ("GraphOn") in exchange for 58,000 shares of restricted common stock of GraphOn. The Company initially valued the GraphOn stock at 60% of the last trading price on the closing date of the sale of the patent, or approximately $240,000.

INTEREST OF OFFICERS AND DIRECTORS IN THIS PROPOSAL

      The Company believes that none of its officers and directors since the beginning of Fiscal 2000 have a substantial interest, directly or indirectly, in the matter which is the subject of this Proposal.

REASONS WHY THE BOARD BELIEVES YOU SHOULD APPROVE PROPOSAL IV.

      The Company seeks shareholder ratification of the issuance of the Preferred Stock in order to comply with certain Rules of Conduct of the National Association of Securities Dealers, Inc. ("NASD") which impose certain requirements on companies with securities quoted on NASDAQ. NASD Rule 4460 (g) requires that such companies solicit proxies and provide proxy statements for all stockholders' meetings such as this Meeting. NASD Rule 4460 (i)(1)(C)(ii)(a) requires that such companies receive shareholder approval for the acquisition of the stock of another Company if, due to the issuance of the Preferred Stock convertible into Common Stock, such Common Stock has or will potentially have upon issuance voting power equal to or in excess of 20% of the voting power outstanding prior to the issuance of the Preferred Stock ("the 20% rule"). If the Preferred Stock was converted into Common Stock at its maximum three-to-one ratio, the holders of the Preferred Stock would have been able to vote an aggregate of up to 2,929,617 shares of Common Stock, which constituted more than 20% of the pre-acquisition outstanding voting power of the Common Stock.

      As of May 9, 2001, approximately 568,697 shares of Common Stock have been issued pursuant to any conversion of Preferred Stock, and all remaining approximately 407,842 shares of outstanding Preferred Stock may only be converted on a one-to-one basis because the Combined Pre-Tax Income thresholds for increasing the conversion ratio were not met. Although the aggregate of the Common Stock issued upon previous conversions of the Preferred Stock and Common Stock issuable upon conversion of remaining Preferred Stock will be less than 20% of the pre-acquisition outstanding voting power of the Common Stock, the potential three-for-one conversion ratio triggered the requirement to comply with the 20% rule.

      The Company's Common Stock is currently quoted on the OTC Bulletin Board. The Common Stock previously was quoted on the NASDAQ National Market prior to its delisting in February 1998 due to (i) the Company's failure to hold regularly scheduled stockholders' meetings in violation of NASDAQ's requirements, (ii) adopting a stock option plan without stockholder approval as required by NASDAQ, and (iii) the issuance of two series of preferred stock (the Series B-1 Preferred Stock and Series B-2 Preferred Stock) without shareholder approval as required for any transactions which involve the actual or potential issuance of voting securities representing more than 20% of the voting capital stock outstanding immediately before such transaction. Compliance with the 20% rule may assist the Company in obtaining listing on NASDAQ in the future if the Company pursues such listing (and meets various other requirements). However, the Company has not taken any steps to reapply for quotation on NASDAQ, and there can be no assurance that the Company will reapply for quotation or that such application will be approved and that the Company will be quoted thereupon.

      THE FAILURE OF COMPANY STOCKHOLDERS TO RATIFY THE ISSUANCE OF COMPANY SERIES B-1 PREFERRED STOCK TO OLD CONNECTSOFT STOCKHOLDERS IN CONNECTION WITH THE MERGER WILL NEITHER CAUSE THE OLD CONNECTSOFT MERGER TO BE RESCINDED NOR AFFECT THE EFFECTIVENESS OF THE OLD CONNECTSOFT MERGER IN ANY WAY.

      THE SOLE PURPOSE FOR  SHAREHOLDER  RATIFICATION  OF THE ISSUANCE OF SERIES
B-1 PREFERRED STOCK TO OLD CONNECTSOFT STOCKHOLDERS IS TO COMPLY WITH THE NASD MARKETPLACE RULES 4460(G) AND 4460(I) IN THE EVENT THE COMPANY APPLIES TO LIST ITS SECURITIES ON NASDAQ. THOSE RULES REQUIRE THE COMPANY TO MAKE ANNUAL SOLICITATIONS OF PROXIES FOR VOTING AT ANNUAL SHAREHOLDER MEETINGS, AND TO SEEK SHAREHOLDER APPROVAL OF COMPANY ISSUANCES IN ANY SINGLE TRANSACTION OF VOTING SECURITIES WHICH ENTITLE THE HOLDERS THEREOF TO CAST TWENTY PERCENT (20%) OR MORE OF THE VOTES AT A MEETING OF STOCKHOLDERS.

      The failure by Company stockholders to ratify the issuance of Series B-1 Preferred Stock to Old ConnectSoft stockholders will not cause the Old
ConnectSoft Merger to be rescinded, affect the effectiveness of the Old ConnectSoft Merger, or otherwise affect any subsequent action taken with regard to Old ConnectSoft (including the eGlobe Acquisition) in any way. However, as the Company was in violation of the NASD's Marketplace Rules at the time the Preferred Stock was issued, the failure to ratify the issuance of the Preferred Stock now may affect the Company's ability to have its securities quoted on NASDAQ if the Company so applies in the future, of which there can be no assurance. The Board of Directors has no plans to change any of its prior actions with respect to Old ConnectSoft should Company stockholders fail to ratify the issuance of Series B-1 Preferred Stock to Old ConnectSoft stockholders.

      There is or has been no pending or threatened litigation, known to the Company, that is in any way related to consummation of the Old ConnectSoft Merger, other than an action commenced in the United States District Court for the Western District of Washington by Prudential Securities Incorporated ("Prudential") seeking an investment banking fee of approximately $550,000 in connection with the Old ConnectSoft Merger, and which was subsequently settled for approximately $325,000 during Fiscal 1998.

      Approval of Proposal IV requires the affirmative vote of a majority of outstanding voting shares as of the Record Date.

      MANAGEMENT BELIEVES THAT IT IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS THAT STOCKHOLDERS RATIFY THE ISSUANCE OF SERIES B-1 PREFERRED STOCK TO OLD CONNECTSOFT STOCKHOLDERS, AND RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL IV.

                                   PROPOSAL V

      TO RATIFY THE ISSUANCE OF 400,000 SHARES OF THE COMPANY'S SERIES B-2 CONVERTIBLE PREFERRED STOCK ISSUED IN CONNECTION WITH A $10,000,000 PRIVATE PLACEMENT COMPLETED IN JANUARY 1997.

      At the Annual Meeting a vote will be taken on a proposal to ratify the issuance of Series B-2 Convertible Preferred Stock in connection with a private placement of the Company in January 1997. The Company seeks to obtain shareholder ratification of this issuance in order to ensure the Company's compliance with the NASD's 20% rule (as defined in Proposal IV). The Company's Common Stock is currently quoted on the OTC Bulletin Board. Ratification of this Proposal V may facilitate the Company's ability to have its Common Stock be eligible for quotation on NASDAQ; however, the Company has not taken any steps to reapply for quotation on NASDAQ, and there can be no assurance that the Company will reapply for quotation or that such application will be approved and that the Company will be quoted thereupon.

      On January 8, 1997, the Company completed a private placement (the "Series B-2 Placement") of 400,000 shares of Series B-2 Preferred Stock, paying a 7% cumulative quarterly dividend with a liquidation preference of $25.00 per share over the common stock (the "Series B-2 Preferred Stock"), to eleven (11) unaffiliated purchasers for an aggregate purchase price of $10,000,000. The Company realized net proceeds of approximately $9,200,000 from the Series B-2 Placement. Investors in the Series B-2 Placement also received an aggregate of 350,000 warrants (the "Private Placement Warrants") to purchase Common Stock at an exercise price of $8.58 per share for five years after issuance. The exercise price was determined by the average daily closing bid price for the Common Stock on NASDAQ for the ten (10) trading days immediately preceding the closing date for subscriptions in the Series B-2 Placement (the "Closing Date Average Price"). The Company believes that the Series B-2 Preferred Stock was issued below the greater of book or market value. The Company engaged in the Series B-2 Placement in order to raise additional capital with which to finance its acquisition program and the ongoing operations and capital requirements of Old ConnectSoft and Exodus, which were acquired by the Company in July 1996, and to pay down amounts owed under the ERD letter of credit.

      The Series B-2 Preferred Stock provided for a discount conversion feature which was accounted for as an imputed dividend to holders. All dividends were paid as a total of 12,221 additional shares of Series B-2 Preferred Stock. All Series B-2 Preferred Stock was converted into approximately 2,616,000 shares of Common Stock at conversion prices between $3.31 and $5.37 per share by September 1997. There are presently, and since September 1997 have been, no outstanding shares of Series B-2 Preferred Stock.

      Shares of the Series B-2 Preferred Stock were initially convertible by the holders into an aggregate of 1,165,501 shares of Company Common Stock, subject to adjustment, at various times during the three-year period ending January 8, 2000 at prices equal to the lesser of (i) the Closing Date Average Price of $8.58 per share, (ii) 105% of the Anniversary Average Price (which Anniversary Average Price shall be the Average Price (defined below) on the date immediately preceding the first anniversary of the Closing Date), but only if the Anniversary Average Price is less than the Closing Date Average Price, or (iii) 82.5% of the Conversion Date Average Price. For purposes of determining the Series B-2 Preferred Stock conversion rate, the Average

Price equals the average daily closing bid price of the Company's Common Stock as reported on NASDAQ or other national securities exchange for the ten (10) trading days immediately preceding the date of sale of such Series B-2 Preferred Stock, the anniversary of such sale, or the conversion date, as the case may be At the Company's option, dividends on the Series B-2 Preferred Stock could be paid in cash or in additional shares of Series B-2 Preferred Stock. The Company declared and paid dividends by distributing 12,221 additional shares of Series B-2 Preferred Stock in the aggregate to holders of the Series B-2 Preferred Stock.

      Pursuant to the terms of the 1997 Private Placement, the Company filed a registration statement with the Securities and Exchange Commission (the "Commission") to register the shares of Common Stock issuable upon exercise of the Private Placement Warrants and upon conversion of the Series B-2 Preferred Stock. Such registration statement was declared effective by the Commission on May 7, 1997. Subsequent to such date, there was a significant decline in the per share trading price of the Common Stock. All 412,221 shares of the Series B-2 Preferred Stock issued in the 1997 Private Placement, including shares issued as dividends, were converted into an aggregate of 2,616,000 shares of Common Stock.

INTEREST OF OFFICERS AND DIRECTORS IN THIS PROPOSAL

      The Company believes that none of its officers and directors since the beginning of Fiscal 2000 have a substantial interest, directly or indirectly, in the matter which is the subject of this Proposal.

      REASONS WHY THE BOARD OF DIRECTORS ADVISES THAT YOU APPROVE PROPOSAL V.

      The Company seeks to obtain shareholder ratification of the issuance of Series B-2 Preferred Stock in order to ensure the Company's compliance with the NASD's 20% rule (as defined in Proposal IV). Such compliance may facilitate the Company's potential future efforts to obtain approval for its securities to be quoted on NASDAQ, but as to such approval or efforts there can be no assurance. Those rules require the Company to make annual solicitations of proxies for voting at annual stockholder meetings, and to seek stockholder approval of any Company issuance in any single transaction of voting securities which entitle or have the potential to entitle the holders thereof to vote at least twenty percent (20%) of the voting shares outstanding prior to such issuance at a meeting of stockholders. There can be no assurance, however, that the Company will seek or obtain such approval.

      Stockholder ratification of the issuance of Series B-2 Preferred Stock in connection with the 1997 Private Placement is not necessary to ensure the effectiveness of that issuance or of any transactions subsequent thereto involving the Series B-2 Preferred Stock. If this issuance is not ratified, neither the Series B-2 Preferred Stock nor the Common Stock issued upon the conversion thereof will be subject to rescission.

      Approval of Proposal V requires the affirmative vote of a majority of outstanding voting shares as of the Record Date.

      MANAGEMENT BELIEVES THAT IT IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS THAT STOCKHOLDERS RATIFY THE ISSUANCE OF SERIES B-2 PREFERRED STOCK IN CONNECTION WITH THE 1997 PRIVATE PLACEMENT, AND RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL V.

                                   PROPOSAL VI

      TO RATIFY AND APPROVE THE AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO REDUCE THE COMPANY'S AUTHORIZED CAPITAL STOCK FROM 67,700,000 TO 42,700,000 SHARES, TO REDUCE THE AUTHORIZED COMMON STOCK FROM 65,000,000 TO 40,000,000 SHARES AND TO REMOVE ANY CLASSIFICATIONS IN THE COMMON STOCK.

      At the Annual Meeting a vote will be taken on a proposal to ratify the amendment of the Company's Certificate of Incorporation to reduce the Company's authorized capital stock from 67,700,000 to 42,700,000 shares, to reduce the authorized Common Stock from 65,000,000 to 40,000,000 shares and to remove any classifications in the Common Stock. Such amendment was filed in June 2000 with the State of Delaware. Stockholder approval of such amendment is required under Delaware law for such amendment to become effective.

      All outstanding common stock is presently classified as Class A Common Stock and the number of shares of Class A Common Stock will not be affected by this amendment. All of the reductions in the Company's capital stock will represent a share-for-share reduction in the amount of authorized Common Stock, and will represent all shares of Class B Common Stock. The Company amended its Certificate of Incorporation in June 1998 to classify its existing Common Stock as Class A Common Stock (and to increase the number of shares of such class from 20,000,000 to 40,000,000) and create a new class of common stock, which it designated Class B Common Stock, containing non-voting shares which were to be issued in connection with one contemplated transaction which was not consummated. The Company will not complete or pursue such transaction and believes it has no other reason to cause Class B Common Stock to remain existing. No shares of Class B Common Stock are issued and outstanding and there are no outstanding or authorized securities of the Company convertible into, or which upon exercise would cause the issuance of, Class B Common Stock. Management also proposes that all classifications of the Common Stock be removed as it believes that the Company has no reason to have separate classes of Common Stock. In addition, the reductions in such authorized capital stock and Common Stock will permit the Company to reduce its franchise tax liability to the state of Delaware, in which the Company is incorporated and which assesses a franchise tax based upon the amount of authorized capital stock. Furthermore, management believes that after these reductions are effected, the Company will still have sufficient authorized but unissued and unreserved Common Stock so as to permit the Company to issue Common Stock in order to raise additional capital through public and private equity financings, engage in mergers and acquisitions, reward key officers and employees, and retire certain indebtedness. Management believes that these reductions will not impair the Company's ability to engage in the foregoing transactions.

      If this proposal is approved, the Company will amend its Certificate of Incorporation to remove all references to Class B Common Stock. All presently issued and outstanding shares of Common Stock had previously been designated as Class A Common Stock pursuant to an amendment to its Certificate of Incorporation filed in June 1998. THE REMOVAL OF THE CLASSIFICATION WILL MEAN THAT ALL REFERENCES TO CLASS A COMMON STOCK SHALL THEREAFTER BE DEEMED TO BE REFERENCES TO COMMON STOCK. The proposed amendment will affect only the designation name of the outstanding Common Stock and will not impair, affect or otherwise change the rights, privileges, powers or other aspects of such Common Stock. All references herein to "Common Stock" are made, except as specifically mentioned otherwise, to the Company's capital stock designated as Class A Common Stock subsequent to the June 1998 amendment to its Certificate of Incorporation.

      THE AMENDMENT REMOVING THE CLASSIFICATION OF THE COMMON STOCK AND CHANGING THE NAME OF THE CLASS A COMMON STOCK TO "COMMON STOCK" WILL NOT IMPAIR, AFFECT OR OTHERWISE CHANGE THE RIGHTS, PRIVILEGES, POWERS OR OTHER ASPECTS OF SUCH SHARES OF THE COMMON STOCK.

      This amendment will only reduce the number of authorized shares of Common Stock and declassify the Common Stock, and will not affect the rights, powers and privileges of the holders of any Common Stock.

      Approval of Proposal VI requires the affirmative vote of a majority of the voting shares as of the Record Date.

MANAGEMENT BELIEVES THAT THESE REDUCTIONS IN THE COMPANY'S AUTHORIZED CAPITAL STOCK AND COMMON STOCK, AND THE REMOVAL OF CLASSIFICATIONS OF THE COMMON STOCK, WILL NOT AFFECT ANY RIGHTS, POWERS OR PRIVILEGES OF ANY OUTSTANDING COMMON STOCK AND WILL BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THIS PROPOSAL VI.

                                  PROPOSAL VII

      TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS FOR THE FISCAL YEARS ENDING JULY 31, 1999, JULY 31, 2000 AND JULY 31, 2001.

      At the Annual Meeting a vote will be taken on a proposal to ratify the appointment by the Board of Directors of PricewaterhouseCoopers, LLP, independent certified public accountants, as the independent auditors of the Company for Fiscal 1999, Fiscal 2000 and Fiscal 2001. PricewaterhouseCoopers, LLP has no interest in or any relationship with the Company except as its auditors.

      A representative of PricewaterhouseCoopers, LLP, will be present at the Annual Meeting and will be given an opportunity to make a statement to the stockholders if he so desires. The representative will also be available to respond to questions from stockholders at the Annual Meeting.

      Approval of this Proposal VII requires the affirmative vote of a majority of the voting shares that are present, whether in person or by proxy, and voting at the Meeting.

MANAGEMENT BELIEVES THE APPOINTMENT OF PRICEWATERHOUSECOOPERS, LLP, AS THE COMPANY'S INDEPENDENT AUDITOR TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL VII.

                                  PROPOSAL VIII

      TO RATIFY A REVERSE SPLIT OF SHARES OF OUR COMMON STOCK AND THE REQUISITE AMENDMENT OF OUR CERTIFICATE OF INCORPORATION TO EFFECT SUCH REVERSE STOCK SPLIT

      The Board has, pursuant to a Unanimous Written Consent of the Board of Directors dated May 1, 2001, directed management to seek Stockholder approval of a reverse stock split (the "Reverse Stock Split") of our common stock to be effected prior to December 31, 2000, if at all, in one of the following ratios:

      o  every 15 issued and outstanding shares to be exchanged for one share,

      o every 20 issued and outstanding shares to be exchanged for one share, or

      o  every 25 issued and outstanding shares to be exchanged for one share.

      If Stockholders approve the Reverse Stock Split, our Board will have the discretion to determine which one of the alternative exchange ratios, if any, to implement. The Board believes that stockholder approval of each of the 1-for-15, 1-for-20 or 1-for-25 exchange ratios (as opposed to approval of any one ratio) in which the Reverse Stock Split may be effected is in the best interests of the Company and its Stockholders and will provide the Board with the flexibility requisite to achieve the goals of the Reverse Stock Split.

      If Stockholders approve the Reverse Stock Split and if, at any time prior to December 31, 2001, the Board determines that effecting such Reverse Stock Split is in the best interests of the Company and its Stockholders, the Board will implement the Reverse Stock Split by amendment of the Company's Certificate of Incorporation. The Board may, in its sole discretion, determine not to effect the Reverse Stock Split. If the Reverse Stock Split is not effected prior to December 31, 2001, the Reverse Stock Split will be abandoned without further action by the Stockholders pursuant to Section 242(c) of the Delaware General Corporation Law.

         The Board's selection of one of the three exchange ratios, or alternatively, to reject all of the exchange ratios and not effectuate the Reverse Stock Split, will be based on factors including, but not limited to:

      o  the  existing and expected  marketability  and  liquidity of the Common
         Stock;

      o  overall  trends  in the stock  market;

      o  likelihood of a deal with a strategic partner;

      o  the Company's listing status on the NASDAQ;

      o  the Company's  business  developments,  and;

      o  the Company's actual and projected financial performance.

CORPORATE AND SECURITIES LAW CONSEQUENCES OF THE REVERSE STOCK SPLIT

      The Reverse Stock Split will result in a consolidation or reduction in the number of shares of Common Stock that are issued and outstanding, so that after the Reverse Stock Split each Stockholder will own 1/15, 1/20 or 1/25 of the number of shares of Common Stock owned prior to the Reverse Stock Split and each optionee, warrant holder or holder of Preferred Stock will have the right to receive upon conversion or exercise of the securities they own 1/15, 1/20 or 1/25 of the number of shares of Common Stock they would have been entitled to receive prior to the Reverse Stock Split. Although the Reverse Stock Split will reduce the number of outstanding shares of Common Stock, it will not reduce the number of authorized shares thereof. Implementation of the Reverse Stock Split will not change the relative equity positions among common and Series B-1 Preferred Stock holders nor the contingent equity positions of the holders of stock options and warrants. The Reverse Stock Split will not alter the relative rights of the holders of Common Stock, Series B-1 Preferred Stock, warrants or options.

      The Reverse Stock Split will not:

      o affect Stockholders' percentage ownership interest or proportional voting power, except for minor differences if they receive cash instead of a fractional share;

      o  reduce the number of authorized shares of Common Stock;

      o  have an effect on the par value of the Common Stock;

      o substantially affect Stockholders' voting rights or other privileges, unless cash for all of the shares of Common Stock held is received as a result of the Reverse Stock Split, or;

      o  substantially reduce the number of Stockholders.

      Upon the increase or decrease in the number of shares of Common Stock outstanding by a stock split, the Company's Certificate of Incorporation provides for the automatic proportionate adjustment of the conversion rate used to calculate the number of shares of Common Stock into which the Company's Preferred Stock is convertible. Therefore, immediately upon the effectiveness of the Reverse Stock Split, the conversion price will automatically be adjusted such that each share of Preferred Stock will be convertible into proportionately fewer shares of Common Stock.

      Pursuant to the terms of the Company's 2001 Plan, the total number of shares of Common Stock reserved for grants and options granted under the plan will be proportionately reduced, and the cash consideration payable per share upon exercise of the options pursuant to these plans will be proportionately increased. The Company's warrants have similar provisions.

      The Common Stock is currently registered under section 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act"). The Reverse Stock Split will not affect the registration of the Common Stock under the 1934 Act.

REASONS FOR THE REVERSE STOCK SPLIT

      Although the effect of a Reverse Stock Split on the market price of the Common Stock cannot accurately be predicted, the Board believes that if Stockholders approve the Reverse Stock Split and the Reverse Stock Split is effected, the market price of the Common Stock will likely increase. There can be no assurance, however, that the market price of the Common Stock following the Reverse Stock Split will increase in direct proportion to the exchange ratio selected by the Board or that any such increase will be sustained for an extended period of time. Nor can there be any assurance that the Reverse Stock Split will not adversely affect the market price of the Common Stock.

      There are two principal reasons why the Board believes that a Reverse Stock Split would be in the best interests of the Company and its Stockholders. First, the Board believes that the Company's ability to attract and enter into strategic alliances or other effect major transactions with desirable partners would likely increase following a Reserve Stock Split. Assuming the market price of the Common Stock will increase following effectiveness of the Reverse Stock Split, the Board believes that the market's evaluation of the Common Stock as an investment will improve and that the Common Stock will appeal to a broader market. The Board believes that the volatility of low priced stocks, leads the investment community generally to view shares that trade at abnormally low prices negatively. Many brokers are reluctant to or will not recommend that their clients purchase lower priced stocks, and institutional investors may be prohibited from purchasing such stocks as a matter of policy. These practices may adversely affect the liquidity of the Common Stock and the Company's ability to raise additional equity capital. The Board believes that additional interest in the Common Stock by the investment community is desirable and could result in a more stable trading market for the Common Stock. An increased market price that may result from the Reverse Stock Split could generate interest in the Company as a business partner.

      Second, the Company must comply with certain requirements to be able to have the Common Stock quoted on NASDAQ, including under one set of eligibility criteria a minimum bid price requirement. As of May 9, 2001, the closing market price of the Common Stock was below the minimum bid price requirement. If Stockholders approve the Reverse Stock Split, the Board and management may have the ability to employ the Reverse Stock Split as a means of increasing the market price of the Common Stock in excess of the minimum bid price required for quotation on NASDAQ under applicable eligibility criteria.

      In addition, by decreasing the number of outstanding shares of Common Stock and the number of shares of Common Stock the holders of outstanding options, warrants and convertible securities are entitled to acquire, the Reverse Stock Split will increase the number of shares of Common Stock available for future issuance. The Company's Certificate of Incorporation currently authorizes the issuance of up to 40,000,000 shares of Class A Common Stock, par value $0.01per share, 25,000,000 shares of Class B Common Stock, par value $0.01 per share, 1,200,000 shares of Series A Preferred Stock, par value $0.01 per share and 1,500,000 shares of Series B Preferred Stock, par value $0.01 per share. As of May 9, 2001, the Company had 12,439,305 shares of Class A Common Stock, 0 shares of Class B Common Stock, 0 shares of Class A Preferred Stock and 407,842 shares of Class B Preferred Stock issued and outstanding, 12,847,147 shares of Common Stock assuming conversion of the shares of Class B Preferred Stock into shares of Common Stock and 18,172,147 shares of Common Stock on a fully diluted basis. Presuming that no additional shares of Common Stock are issued and using the ratio of 1-for-15, the Reverse Stock Split will increase the number of shares of Common Stock available for future issuance by approximately 11,990,671 assuming the shares of Preferred Stock are converted into shares of Common Stock and approximately 16,960,671 shares of Common Stock on a fully diluted basis.

IMPLEMENTATION OF THE REVERSE STOCK SPLIT

      The effective date of the Reverse Stock Split will be the date on which the Amendment to the Certificate of Incorporation is filed with the Secretary of State of the State of Delaware. The form of the proposed Amendment to effect the Reverse Stock Split is annexed to this Proxy Statement as Exhibit E. The exact timing of the filing of the proposed Amendment to effect the Reverse Stock Split will be determined by the Board based upon its evaluation as to when such action will be most advantageous to the Company and its Stockholders, and the Board of Directors reserves the right to delay filing the proposed Amendment until December 31, 2001. In addition, the Board of Directors reserves the right, notwithstanding Stockholder approval and without further action by the Stockholders, not to proceed with the Reverse Stock Split if, at any time prior to filing the proposed Amendment, the Board, in its sole discretion, determines that doing so is no longer in the best interests of the Company and its Stockholders.

      If Stockholders approve the Reverse Stock Split and the Board of Directors thereafter elects to implement the Reverse Stock Split, the Company intends to issue a press release announcing the terms and effective date of the Reverse Stock Split not less than 10 days prior to filing the proposed Amendment.

      No fractional shares will be issued in connection with the proposed Reverse Stock Split. Rather, the Company will pay cash in lieu of any fraction of a share that any Stockholder would otherwise receive. The price for such fractional share will be based on the closing market price of the Common Stock on the day preceding the filing date of the Reverse Stock Split. As a result, Stockholders holding fewer than 15, 20,or 25 shares of Common Stock, if a 1-for-15, 1-for-20, or 1-for 25 reverse split is consummated, will receive only cash and will no longer hold any Common Stock.

      As soon as practicable after filing the Amendment to the Certificate of Incorporation, Stockholders will be notified and requested to surrender their certificates representing shares of pre-split Common Stock to the Company's transfer agent so that certificates representing the appropriate number of shares of post-split Common Stock, together with a cash payment in lieu of any fractional share, may be issued in exchange therefor. The Company anticipates adopting a new stock certificate in connection with implementation of the Reverse Stock Split, presuming it is approved by Stockholders and effected by the Board.

TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

      A summary of the federal income tax consequences of the proposed Reverse Stock Split to individual Stockholders is set forth below. The following discussion is based upon present federal income tax law. The discussion is not intended to be, nor should it be relied on as, a comprehensive analysis of the tax issues arising from or relating to the proposed Reverse Stock Split. In addition, the Company has not and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the proposed Reverse Stock Split.

ACCORDINGLY, STOCKHOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS FOR MORE DETAILED INFORMATION REGARDING THE EFFECTS OF THE PROPOSED REVERSE STOCK SPLIT ON THEM UNDER APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX LAWS.

      o Except with respect to any cash received for fractional shares, the Company believes that the Reverse Stock Split will be a tax-free recapitalization. Accordingly, a Stockholder will not recognize any gain or loss as a result of the receipt of the Company's post-split Common Stock pursuant to the Reverse Stock Split.

      o The shares of post-split Common Stock in the hands of a Stockholder will have an aggregate basis for computing gain or loss equal to the aggregate basis of shares of pre-split Common Stock held by that Stockholder immediately prior to the Reverse Stock Split, reduced by the basis allocable to any fractional shares which the Stockholder is treated as having sold for cash (see below).

      o A stockholder's holding period for the post-split Common Stock will include the holding period of the pre-split Common Stock.

      o Stockholders who receive cash for all of their holdings (as a result of owning fewer than 15, 20 or 25 shares of Common Stock, depending on the ratio selected by the Board) will recognize a gain or loss for federal income tax purposes equal to the difference between the cash received and their basis in the pre-split Common Stock. Although the tax consequences to other Stockholders who receive cash for fractional shares are not entirely certain, these Stockholders will probably be treated for federal income tax purposes as having sold their fractional shares and will recognize gain or loss in an amount equal to the difference between the cash received and the portion of their basis for the pre-split Common Stock allocated to the fractional shares. It is possible that such stockholders will recognize gain based on the entire amount of cash received for fractional shares without offset for an allocable portion of their tax basis in their shares prior to the exchange. In any event, the gain will be long-term capital gain if the shares are held as capital assets and if the Stockholders held the shares for more than one year before the Reverse Stock Split. Stockholders who do not receive any cash for their holdings will not recognize any gain or loss for federal income tax purposes as a result of the Reverse Stock Split.

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD

      Approval of this Proposal VIII requires the affirmative vote of a majority of the voting shares issued and outstanding, whether in person or by proxy, and voting at the Meeting.

MANAGEMENT BELIEVES THE EFFECTUATION OF A REVERSE STOCK SPLIT TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL VIII.

                                 OTHER BUSINESS

      While management of the Company does not know of any matters which may be brought before the Meeting other than as set forth in the Notice of Meeting, the proxy confers discretionary authority with respect to the transaction of any other business. It is expected that the proxies will be voted in support of management on any question which may properly be submitted to the meeting.

INCLUSION OF STOCKHOLDER PROPOSALS IN THE COMPANY'S PROXY STATEMENT.

      If any shareholder desires to put forth a proposal to be voted on at the 2001 Annual Meeting of Stockholders and wishes that proposal to be included in the Company's Proxy Statement to be delivered to stockholders in connection with such meeting, that stockholder must cause such proposal to be received by the Company at its principal executive offices no later than the date approximately 245 days after the date of this Proxy Statement. Any request for such a proposal should be accompanied by a written representation that the person making the request is a record or beneficial owner of the lesser of at least one percent (1%) of the outstanding shares of the Company's Common Stock or $2,000 in market value of the Company's common shares and has held such shares for a least one-year prior to the date on which you submit your proposal, as required by the Proxy Rules of the Securities and Exchange Commission.

THE COMPANY'S LATEST ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JULY 31, 2000, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, ACCOMPANIES THIS PROXY STATEMENT, AND IS ATTACHED HERETO AS EXHIBIT F .

ADDITIONAL INFORMATION

      Representatives of the Company's principal accountants for the current and most recently completed fiscal years are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so; and are expected to be available to respond to appropriate questions.

DOCUMENTS INCORPORATED BY REFERENCE

      Western's Annual Report on Form 10-K405 as filed on October 30, 2000 and Quarterly Reports on Form 10-Q as filed on December 15, 2000 and March 22, 2001.

      Copies of such reports are available to stockholders free of charge by writing to:

                          AMERICAN UNITED GLOBAL, INC.
                                  BUILDING 17
                              2489 152ND AVENUE NE
                           REDMOND, WASHINGTON 98052

                             ATTN: DAVID M. BARNES

                 PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY
                   IN THE ENVELOPE PROVIDED FOR SUCH PURPOSE.

                       PROXY AMERICAN UNITED GLOBAL, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                                  JULY 25, 2001

      THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS IN CONNECTION WITH THE ANNUAL MEETING OF STOCKHOLDERS OF AMERICAN UNITED GLOBAL, INC. TO BE HELD ON JULY 25, 2001. THE STOCKHOLDER HAS THE RIGHT TO APPOINT AS HIS PROXY A PERSON (WHO NEED NOT BE A SHAREHOLDER) OTHER THAN ANY PERSON DESIGNATED BELOW, BY INSERTING THE NAME OF SUCH OTHER PERSON IN ANOTHER PROPER FORM OF PROXY.

      The undersigned, a shareholder of American United Global, Inc. (the "Corporation"), hereby revoking any proxy hereinbefore given, does hereby appoint Robert M. Rubin and David M. Barnes, or either of them, as his proxy with full power of substitution, for and in the name of the undersigned to attend the Annual Meeting of the Stockholders to be held on Wednesday, July 25, 2001 at the offices of Gersten, Savage & Kaplowitz, LLP, 101 East 52nd Street, New York, NY 10022, at 10:00 a.m. local time, and at any adjournments thereof, and to vote upon all matters specified in the notice of said meeting, as set forth herein, and upon such other business as may properly come before the meeting, all shares of stock of said Corporation which the undersigned would be entitled to vote if personally present at the meeting.

      THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR IDENTIFIED BELOW AND FOR ALL PROPOSALS.

      1. The Election of the following nominees for director to hold office until the next Annual Meeting of Stockholders or until their successors shall be elected and shall qualify: Robert M. Rubin, C. Dean McLain, Howard Katz, David
M. Barnes, Seymour Kessler and Allen Perres.

FOR ALL NOMINEES / /
(EXCEPT AS MARKED TO THE CONTRARY)

WITHHOLD ALL NOMINEES / /

      AUTHORITY TO WITHHOLD A VOTE FOR ANY OF THE ABOVE NAMED INDIVIDUALS SHOULD BE INDICATED BY CLEARLY LINING THROUGH OR OTHERWISE STRIKING OUT THE NAME OF THE NOMINEE.

      2. To authorize and approve the Company's 2001 Employee Stock Option Plan which contains options upon the exercise of which up to 7,500,000 shares of Common Stock would be available for issuance.

                  / / FOR           / / AGAINST               / / ABSTAIN

      3. To authorize and ratify the sale in January 1996 of all of the assets of American United Products, Inc. and American United Seal, Inc., engaged in the Company's Manufacturing Business to subsidiaries of Hutchinson Corporation under the terms of the Sale Agreement, and to ratify of the terms of the Sale Agreement, all exhibits thereto and the transactions contemplated thereby.

                  / / FOR           / / AGAINST               / / ABSTAIN

      4. To authorize and ratify the issuance of shares of the Company's Series B-1 Convertible Preferred Stock issued in connection with the acquisition of Old ConnectSoft, effective as of July 31, 1996.

                  / / FOR           / / AGAINST               / / ABSTAIN

      5. To authorize and ratify the issuance of 400,000 shares of the Company's Series B-2 Convertible Preferred Stock issued in connection with a $10,000,000 Private Placement in January 1997.

                  / / FOR           / / AGAINST               / / ABSTAIN

      6. To authorize and ratify an amendment to the Company's Certificate of Incorporation reducing the authorized capital stock from 67,700,000 to 42,700,000 shares and the authorized Common Stock from 65,000,000 to 40,000,000 shares, and removing all classifications of the Common Stock.

                  / / FOR            / / AGAINST               / / ABSTAIN

      7. To authorize and ratify the appointment of PricewaterhouseCoopers as independent auditors for the Company for the fiscal years ending July 31, 1999, July 31, 2000, and July 31, 2001.

                  / / FOR           / / AGAINST               / / ABSTAIN

      8. To authorize and ratify an amendment to the Company's Certificate of Incorporation effecting a reverse split of the Common Stock to be effected prior to December 31, 2001, if at all, at the discretion of the Board of Directors, in one of the following ratios: every 15 issued and outstanding shares to be exchanged for one share, every 20 issued and outstanding shares to be exchanged for one share, or every 25 issued and outstanding shares to be exchanged for one share

                  / / FOR           / / AGAINST               / / ABSTAIN

      IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                  / / FOR           / / AGAINST               / / ABSTAIN

         Dated:                                       [Month, Date, Year]
                  ------------------------

                                                      Signature

                                                      Print Name

                                                      Signature, if Jointly Held

                                                      Print Name

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREIN, if signing as attorney, executor, administrator, trustee or guardian, indicate such capacity. All joint tenants must sign. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

The Board of Directors requests that you fill in the date and sign the Proxy and return it in the enclosed envelope.

      IF THE PROXY IS NOT DATED ABOVE IT WILL BE DEEMED TO BE DATED ON THE DAY ON WHICH IT WAS MAILED BY THE COMPANY.